Debevoise Draft – September 2, 2025

[Document #]

(for TCW use only)

TCW STEEL CITY SENIOR LENDING BDC

SUBSCRIPTION AGREEMENT1

For Institutional Subscribers / Corporate Entities

Full Name of Subscriber:

Requested Capital Commitment: $

For TCW Use Only: Status Codes NFC ☐
☐ VE ☐ EE ☐ TA ☐ N Controlled Shareholder ☐

1 NTD: Sub doc to be updated to align with finalized BDC documents.

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Debevoise Draft – September 2, 2025

Directions for the Completion of the Subscription Documents

The attached Subscription Agreement (including the Schedules and Annexes attached thereto, the “Subscription Documents”) relates to the offering by TCW Steel City Senior Lending BDC (the “Company”) to you (the “Subscriber”) of Class I common shares of beneficial interest, par value $[•] per share (“Class I Shares”) in the Company. Capitalized terms not defined in these directions shall have the meanings given to them in the Subscription Agreement.

Subscription Documents that are missing requested information or signatures will not be considered for acceptance unless and until such information or signatures are provided. Subscribers may be required to furnish other or additional documentation evidencing the authority to invest in the Company. In addition, the Company may require additional information in order to verify the Subscriber’s “accredited investor” status, and other representations made in the Subscription Agreement.

PLEASE TYPE OR USE LEGIBLE BLOCK CAPITALS WHEN COMPLETING THE SUBSCRIPTION DOCUMENTS.

1.	Instructions.

1.1.	Fill in the name of the Subscriber and the requested capital commitment on the cover page hereof.

1.2.	All Subscribers must complete the enclosed Subscriber Questionnaire.

1.3.	Fill in the name of the Subscriber and the date (print name and title of authorized signatory) of the Subscription Agreement and sign in the blank provided.

1.4.	Carefully review the Electronic Communication and Signature Authorization (Annex III).

1.5.	If you are an existing Shareholder and you wish to increase your capital commitment, please complete the Additional Commitment Form (Annex V).

2.

Required IRS Certifications – For all Subscribers. Fill in, sign (print name and title of authorized signatory, if applicable) and date an IRS Form W-9 if you are a Subscriber that is a “United States person” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) (a “U.S. Subscriber”). If you are a Subscriber that is not a “United States person” (as defined in the Code) (a “Foreign Subscriber”), please provide a signed and completed appropriate Form W-8.

3.

If the Advisor accepts your subscription (in whole or in part), the Advisor will countersign the Subscription Agreement and deliver a copy of it to you at the address you provide in the Subscription Documents.

Please note that the attached Subscription Documents contain a power of attorney which enables the Advisor to execute documents relating to the Subscriber’s investments in the Company on behalf of the Subscriber.

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Debevoise Draft – September 2, 2025

4.

Inquiries. If you have questions concerning any of the information requested, you should ask your attorney, accountant or other financial advisor. Inquiries regarding subscription procedures should be directed to the Advisor at (213) 244-0020, e-mail: PrivateFunds@tcw.com.

Please type or print all information you supply.

THE ADVISOR, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY ACCEPT OR REJECT ANY SUBSCRIPTION (WHICH INCLUDES THE CAPITAL COMMITMENT APPLIED FOR BY THE UNDERSIGNED AND SET FORTH ON THE SIGNATURE PAGE HERETO) IN WHOLE OR IN PART.

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TCW STEEL CITY SENIOR LENDING BDC

(a Delaware statutory trust)

SUBSCRIPTION AGREEMENT

TCW Steel City Senior Lending BDC

c/o TCW PT Management Company LLC

515 South Flower Street

Los Angeles, CA 90071

Ladies and Gentlemen:

This subscription agreement (with Schedules and Annexes hereto, the “Subscription Agreement”) is made by and among TCW Steel City Senior Lending BDC, a Delaware statutory trust (the “Company”), TCW PT Management Company LLC, a Delaware limited liability company, the investment advisor of the Company (the “Advisor”), and the undersigned subscriber (in the case of a subscription for the account of a trust or other entity, such term shall refer to the trustee, fiduciary or representative making the investment decision and executing this Subscription Agreement, or the trust or other entity, or both, as appropriate) (the “Subscriber”) who is hereby applying to become a shareholder of the Company (a “Shareholder”), on the terms and conditions set forth in this Subscription Agreement, the Company’s Bylaws (as amended from time to time, the “Bylaws”), the Company’s Declaration and Agreement of Trust (as amended from time to time, the “Trust Agreement”) and in the Company’s registration statement on Form 10 (as may be amended, the “Registration Statement” and, together with the Bylaws and Trust Agreement, the “Company Documents”). Capitalized terms used but not defined in this Subscription Agreement have the meanings assigned to them in the Company Documents, as applicable.

1.   Subscription and Capital Commitment.

(a)  Subject to the terms hereof and in reliance upon the representations and warranties of the Subscriber contained herein, (i) the Company agrees to sell to the Subscriber and, to the fullest extent permitted by law, the Subscriber irrevocably offers to subscribe for and agrees to purchase Class I common shares of beneficial interest, par value $[•] per share (“Class I Shares”) in the Company through periodic calls of all or a portion of the capital amounts of the Subscriber’s aggregated capital commitments (the “Capital Commitment”) for the total commitment amount indicated on the signature page of this Subscription Agreement (or such lesser amount that is accepted by the Advisor), which shall become contractually binding upon acceptance by the Advisor, in its sole discretion, (ii) the Subscriber agrees to become a Shareholder and to be bound by the terms and provisions of the Company Documents in the final form provided to the Subscriber and this Subscription Agreement, and (iii) the Subscriber and the Advisor agree that the Subscriber shall be admitted as a Shareholder, in each case on the Closing Date (as defined below). Subject to the terms hereof and of the Company Documents, the Subscriber’s obligation to make capital contributions hereunder shall be unconditional, complete and binding upon the Closing Date (as defined below).

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(b)  If the Advisor gives notice to the Subscriber that this subscription is rejected in full, this Subscription Agreement shall thereafter have no force or effect except as set forth in this Section 1(b) and in Section 6 hereof.

(c)  The closing of the sale to the Subscriber, and the subscription for and agreement to purchase by the Subscriber, Class I Shares as provided for in Section 1(a), and the admission of the Subscriber as a Shareholder, shall take place via electronic transmission on the date that the Subscriber’s Capital Commitment has been accepted in whole or in part by the Advisor in respect of the Company (the date of such acceptance, which shall be indicated on the signature page hereto, being hereinafter referred to as the “Closing Date”).

2.   Subsequent Commitments. The Company may, in its sole discretion, permit one or more investors to make additional Capital Commitments (“Subsequent Commitments”) after accepting an initial Capital Commitment from such Subscriber. New investors that make a Subsequent Commitment, or existing shareholders of the Company that increase their Capital Commitment prior to the time at which the Company’s share repurchase program commences (each, an “Additional Shareholder”) will be required to make subsequent purchases of Class I Shares (each, a “Catch-up Purchase”) on a date (or dates) (each such date, the “Catch-up Date”) to be determined by the Company. The aggregate amount of the Catch-up Purchase (the “Catch-up Purchase Amount”) will be equal to an amount necessary to ensure that, upon payment of the Catch-up Purchase Amount, such Additional Shareholder will have contributed the same percentage of its Capital Commitment to the Company as all Shareholders whose subscriptions were previously accepted. Catch- up Purchases will be made at a per share price equal to the net asset value per share as of the close of the last calendar quarter preceding the date of the Catch-up Purchase, subject to adjustments as set forth below and further adjusted to appropriately reflect such Additional Shareholder’s pro rata portion of the Company’s initial organizational expenses, if applicable.

3.    Drawdowns.

(a)  With respect to drawdowns by the Company, each Subscriber will be required to fund drawdowns to purchase Class I Shares (a “Drawdown Purchase”) up to the amount of their respective Capital Commitment each time the Company delivers a notice (a “Drawdown Notice”). Drawdown Notices will specify (i) the amount of the Drawdown (the “Drawdown Amount”); (ii) the portion of the Drawdown Amount to be paid by such Subscriber; (iii) the estimated number of Class I Shares to be purchased by such Subscriber; and (iv) the date (the “Drawdown Date”) on which such Drawdown Amount is due. On the Drawdown Date, if, in connection with a per share price adjustment described in Section 3(b) below, the number of Class I Shares to be purchased by a Subscriber differs from the amount set forth in the Drawdown Notice, the Company will deliver to the Subscriber an additional notice setting forth the actual number of Class I Shares to be purchased by such Subscriber. Drawdown Notices will be delivered to each Subscriber at least 10 business days prior to the Drawdown Date (or shorter periods if the Advisor determines in good faith that it is necessary or appropriate to facilitate the consummation of a portfolio investment). All purchases pursuant to a Drawdown Notice will generally be made pro rata, in accordance with the remaining Capital Commitments of all Shareholders. To accommodate the legal, tax, regulatory or fiscal concerns of certain prospective investors, the Company may determine to allow certain investors to fully fund their

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Capital Commitment at one point in time, in lieu of sequential drawdowns of the Commitment as described in this Section 3. No Subscriber shall be required to invest more than the total amount of its Capital Commitment.

(b)  The initial price of Class I Shares is $[•] per share on the initial Drawdown Date. For each subsequent Drawdown Date, the price per share shall equal the Company’s net asset value per share as of the close of the last calendar quarter preceding the applicable Drawdown Date, subject to the board of trustees of the Company (the “Board”) or a committee thereof making a determination, no later than 48 hours (excluding Sundays and holidays) prior to the Drawdown Date or the Catch-up Date, as applicable, that the Company is not selling Class I Shares at a price per Class I Share that is below its then-current net asset value per Class I Share.

(c)  Each Drawdown Amount shall be payable in U.S. Dollars and in immediately available funds. Payment of a Drawdown Amount shall be made on or prior to the applicable Drawdown Date and as promptly as possible after delivery of a Drawdown Notice. The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to its irrevocable and unconditional obligation to pay the Drawdown Amount, without any right of offset, reduction, counterclaim or defense.

(d)  Concurrent with any payment of all or a portion of the amount of a Drawdown Amount, the Company shall issue to the Subscriber a number of Class I Shares equal to (i) the amount of such Drawdown Amount funded by the Subscriber on the applicable Drawdown Date divided by (ii) the price per Class I Share as determined above. For the avoidance of doubt, the Company shall not issue Class I Shares for any portion of the Subscriber’s Capital Commitment that has not been paid to the Fund and used to purchase Class I Shares pursuant to one or more Drawdown Notices (the “Undrawn Capital Commitment”).

(e)  The Company retains the right to exclude any Subscriber from purchasing Class I Shares on any Drawdown Date if, in the Company’s reasonable discretion, there is a substantial likelihood that such Subscriber’s purchase of Class I Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Subscriber, the Company, the Advisor, PNC Steel City Advisors, LLC (the “Sub-Advisor”, and together with the Advisor, the “Advisors”), any other Subscriber or a portfolio company of the Company would be subject, (ii) subject the Company, the Advisors, or any other Subscriber or a portfolio company to any material filing requirement or regulatory requirement or material tax or withholding requirement, (iii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and certain Department of Labor regulations) to be significant and the Company’s assets to be considered “plan assets” for purposes of ERISA or Section 4975 of the Code, or (iv) impair, delay or otherwise have an adverse impact on the Company’s ability to make or continue to hold an investment or require the Advisors to modify the terms of an investment in a manner materially adverse to the Company. Accordingly, the Subscriber acknowledges and agrees that the Company may, in its reasonable discretion, from time to time require Drawdown Purchases from other investors and not the Subscriber. Accordingly, Drawdown Notices may be issued to only certain investors and shareholders of the Company (including or excluding the Subscriber) from time to time and require a purchase of Class I Shares by such investors in amounts determined by the Company in its reasonable discretion.

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(f)  The Subscriber specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined below) its right to draw down capital from the Subscriber pursuant to this Section 3, the Company’s right to receive the Drawdown Purchase (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided, that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to this Section 3.

4.    Remedies Upon Drawdown Purchase or Catch-up Purchase Default. In the event that the Subscriber (the “Defaulting Subscriber”) fails to make a Drawdown Purchase or Catch-up Purchase in a timely manner after receiving a Drawdown Notice or Catch-up Notice, as applicable, and such default remains uncured for five Business Days after receipt of written notice thereof from the Advisor (or such shorter period as determined in the Advisor’s reasonable discretion based on statements made by, or notice from, the Subscriber or its representatives) after the applicable Drawdown Date or Catch-up Date, then, in addition to all other legal remedies available to the Company, the Company shall be permitted to pursue one or any combination of the following remedies:

(a)   the Company may charge interest on the outstanding unpaid balance of such Drawdown Purchase or Catch-up Purchase which will accrue at the Default Rate (as defined herein), from and including the applicable Drawdown Date or Catch-up Date until the earlier of the date of payment of such Drawdown Purchase or Catch-up Purchase by such Defaulting Subscriber. The “Default Rate” with respect to any period shall be the lesser of (a) a variable rate equal to the prime rate in effect, from time to time, during such period plus 6% or (b) the highest interest rate for such period permitted by applicable law;

(b)  with respect to such Defaulting Subscriber’s unfunded Capital Commitment, the Company may elect to (i) admit to the Company an Additional Shareholder to assume all or a portion of the balance of such Defaulting Subscriber’s unfunded Capital Commitment on such terms and upon the delivery of such documents as the Advisor shall determine in its sole discretion to be appropriate, or (ii) offer to such non-Defaulting Subscribers as the Advisor shall determine in its sole discretion the opportunity to increase their unfunded Capital Commitments pro rata in accordance with their Capital Commitments (with the right to increase proportionately their respective shares in the event that one or more non-Defaulting Subscribers declines such offer), up to an amount equal in the aggregate to the Defaulted Capital Commitment;

(c)  the Company may prohibit the Defaulting Subscriber from purchasing additional Class I Shares on any future Drawdown Date;

(d)  [one-half] of the Class I Shares then held by the Defaulting Subscriber may be automatically forfeited and Transferred on the books of the Company to the other Shareholders in the Company (other than any other Defaulting Subscribers) pro rata in accordance with their respective number of Class I Shares held; provided, that no Class I Shares shall be Transferred to any other subscribers of the Company pursuant to this Section 4(c) in the event that such Transfer would (i) violate the Securities Act, the Investment Company Act of 1940, as amended (the

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“Investment Company Act”), or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or such Transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any other subscriber from receiving a partial allocation of its pro rata portion of Class I Shares); and provided, further, that any Class I Shares that have not been Transferred to one or more other subscribers of the Company pursuant to the previous proviso shall be allocated among the participating subscribers pro rata in accordance with their respective number of Class I Shares held. The mechanism described in this Section 4(c) is intended to operate as a liquidated damage provision since the damage to the Company and the other subscribers of the Company resulting from a default by a Defaulting Subscriber is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 4(c) and acknowledges that the automatic Transfer of one-third of its Class I Shares constitutes a reasonable liquidated damages remedy for any default of its obligations to fund a Drawdown Purchase or Catch-up Purchase.

The Company will be authorized to issue additional Drawdown Notices to non-Defaulting Subscribers to make up for any short fall caused by a Defaulting Subscriber’s failure to fund any Drawdown Notice, provided that no Subscriber will be obligated to fund more than its then unfunded Capital Commitment.

5.   Limitations on Transfer. The Subscriber may not sell, assign, transfer or otherwise dispose of (a “Transfer”) its Capital Commitment without the prior written consent of the Advisor, which the Advisor may grant or withhold in its sole discretion. Subscribers may not Transfer Class I Shares unless the Transfer is made in compliance with applicable federal securities laws and the transfer restrictions set forth in Annex VI hereto. The Subscriber further agrees that hedging transactions in the Class I Shares may not be conducted except in compliance with the Securities Act.

6.   Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to, and covenants with, the Advisor and the Company as of the date this Subscription Agreement is signed by the Subscriber and as of the Closing Date and on the subsequent dates (as set forth below):

(a)  The Subscriber’s agreement to subscribe for Class I Shares is being agreed to for its own account, solely for investment and not with a view to resale or distribution thereof.

(b)  The Subscriber acknowledges that the offering and sale of the Class I Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or any applicable state law or the applicable laws of any other jurisdiction, and are being made in reliance upon U.S. federal and state exemptions for transactions not involving a public offering.

(c)  The Subscriber is (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”). The information relating to the Subscriber set forth in the Subscriber Questionnaire included in the Subscription

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Agreement Annexes and forming a part of this Subscription Agreement is complete and accurate as of the date set forth on the signature page hereof and will be complete and accurate as of the Closing Date applicable to the Subscriber. The Subscriber agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act.

(d)  In connection with the Subscriber’s agreement to subscribe for Class I Shares, the Subscriber meets all suitability standards imposed on it by applicable law. [The Subscriber further represents and warrants that it is a “qualified client” as defined in Rule 205-3 promulgated under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”).]2

(e)  The Subscriber has carefully read Part 2 of the current Form ADV of the Advisor. The Subscriber has been furnished with, and has carefully read, the copy of the Confidential Private Placement Memorandum of the Company (including the portions thereof entitled “Certain Risk Factors” and “Potential Conflicts of Interest”), together with any supplements or amendments thereto issued through the Closing Date (the “Memorandum”), the form of the Company Documents, and this Subscription Agreement (collectively, the “Informational Documents”) and has been given (during the course of this transaction and a reasonable time prior to the Subscriber’s offer to subscribe for and agreement to purchase Class I Shares) the opportunity to ask questions of, and receive answers from, the Advisor or any other Person controlling, controlled by, or under common control with the Company, the Advisor or the Advisor concerning the terms and conditions of the offering of Class I Shares and other matters pertaining to an investment in the Company and has obtained from the Advisor and its representatives any additional information necessary to evaluate the merits and risks of an investment in the Company requested by the Subscriber to verify the accuracy of information furnished to it about the Company. The Subscriber acknowledges that Other Subscribers (as defined below) may have received different information than the Subscriber regarding the Company and the offering of the Class I Shares, including because Other Subscribers may have asked additional questions of, or received different information from the Advisor and their representatives. The Subscriber understands that (i) the Informational Documents do not include a description of the full range of risks associated with the subscription for and purchase of Class I Shares and (ii) neither the Company nor the Advisor makes any representation or warranty as to the accuracy or completeness of the Informational Documents. The Subscriber acknowledges and agrees that: (i) the Company has only recently been formed and has no financial or operating history; (ii) there are substantial risks and conflicts of interests incident to the subscription for and purchase of Class I Shares, as summarized in the Memorandum; (iii) the Advisors or any of their Affiliates shall receive substantial compensation in connection with the management of the Company; (iv) neither the Advisors nor any of their Affiliates has acted as or is an agent or employee of or has advised the Subscriber in connection with the investment in the Company by the Subscriber and (v) no federal, state, local or foreign agency has passed upon the Class I Shares or made any finding or determination as to the fairness of this investment. In considering a subscription for and purchase of Class I Shares, the Subscriber has evaluated for itself the risks and merits of such investment, including the risks and conflicts of interests set forth in the Memorandum, and is able to bear the economic risk of such investment, including a complete loss

2 Note to Vadim: We assume we can delete but wanted to confirm that the fund won’t require Qualified Client status.

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of capital, and in addition has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company, the Advisors, or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in the Informational Documents. The Subscriber acknowledges that it has not requested from, and is not relying on, the Company, the Advisors or any of their partners, members, officers, counsel, agents or representatives for any legal, investment or tax advice. The Subscriber has carefully considered and has, to the extent it believes necessary, discussed with its own legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Class I Shares being subscribed for hereunder is a suitable investment for the Subscriber. The Subscriber understands that the Class I Shares are being offered pursuant to an exemption from the United States Commodity Exchange Act of 1936 and that the Subscriber will not receive the same information as would have been provided in a non-exempt offering under such law.

(f)  The Subscriber is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and all other jurisdictions where it is authorized to conduct business, and the execution, delivery and performance by the Subscriber of this Subscription Agreement and the Company Documents are within the Subscriber’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf, require no action by or in respect of, or filing with, any governmental body, agency or official (except as disclosed in writing to the Advisor), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of any charter, by-laws, trust agreement, indenture, mortgage, deed of trust, credit, note or evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, regulation, law, judgment, order, writ, injunction or decree to which the Subscriber is a party or by which the Subscriber or any of its properties is bound. This Subscription Agreement and the Company Documents have been duly executed and delivered by or on behalf of the Subscriber and constitute valid and binding agreements of the Subscriber, enforceable against the Subscriber in accordance with their terms. In addition, the Subscriber represents that any power of attorney of the Subscriber contained in this Subscription Agreement or the Company Documents has been executed by or on behalf of the Subscriber in compliance with the laws of the state or jurisdiction in which such agreements were executed.

(g)  The Subscriber is not a defined contribution plan (such as a 401(k) plan) or a partnership or other investment vehicle (i) in which its partners or participants have or will have any discretion to determine whether or how much of the Subscriber’s assets are invested in any investment made or to be made by the Subscriber or (ii) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Company.

(h)  If the Subscriber is (directly or indirectly) investing the assets of a “Plan Investor,” which means (1) an “employee benefit plan” within the meaning of section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Part 4 of Subtitle B of Title I of ERISA, (2) a “plan” within the meaning of section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as individual retirement accounts (“IRAs”), health savings accounts (“HSAs”) and certain retirement plans for self-employed individuals; or (3) a person or entity whose underlying assets include or are deemed to include “plan assets” under the U.S. Department of Labor (the “DOL”) regulation at 29 C.F.R. §

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2510.3-101, as modified by section 3(42) of ERISA (the “ERISA Plan Asset Regulation”), or otherwise for the purposes of Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code to hold the assets of any such employee benefit plan or other plan or arrangement described in (1) or (2) due to investments made in such entity by investors described in (1) or (2) (each of (1)-(3), a “Benefit Plan Investor”) or (4) a plan or an entity that is not subject to Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code but that is subject to any U.S. federal, state, local or non-U.S. law or regulation that contains one or more provisions that are similar to Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code (“Similar Laws”): (i) the decision to subscribe for and agreement to purchase Class I Shares was made by a fiduciary (within the meaning of section 3(21) of ERISA and the regulations thereunder or section 4975(e)(3) of the Code, or a similarly responsible party under applicable Similar Laws) (a “Fiduciary”) of the Plan Investor that is independent of and unrelated to the Company, TCW, the Advisor or any of their respective employees, representatives or Affiliates (the “Transaction Parties”), that is duly authorized to make such an investment decision on behalf of the Plan Investor; (ii) the Fiduciary is capable of evaluating investment risks, both in general and with regard to particular transactions and investment strategies, including without limitation the Subscriber’s subscription for and agreement to purchase Class I Shares, and is responsible for exercising independent judgment in evaluating the decision to have the Plan Investor subscribe for and agree to purchase Class I Shares; (iii) the Fiduciary is responsible for the decision to invest in the Company and, in authorizing the Subscriber’s subscription for and agreement to purchase Class I Shares, has taken into consideration its fiduciary duties under ERISA or any applicable Similar Law, including the diversification requirements of section 404(a)(1)(C) of ERISA (if applicable), the risks associated with an investment in the Company, the fact that the Subscriber has no withdrawal rights and the role an investment in the Company plays in that portion of the Plan Investor’s portfolio managed by the Fiduciary, and has concluded that such an investment is prudent; (iv) the Subscriber’s decision to invest in the Company and the acquisition of the Class I Shares contemplated thereby is in accordance with the terms of the Plan Investor’s governing instruments and complies with all applicable requirements of ERISA, the Code and any Similar Law; (v) the purchase, holding and disposition of the Class I Shares by the Subscriber will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA, or section 4975 of the Code or a violation of any applicable Similar Law; (vi) the Subscriber has not solicited and has not received from the Transaction Parties any evaluation or other investment advice on any basis in respect of the advisability of a subscription for and agreement to purchase Class I Shares; (vii) none of the Transaction Parties has exercised any authority to cause the Subscriber to invest in the Class I Shares or to negotiate the terms of the Subscriber’s investment in the Class I Shares; (viii) the Fiduciary has been informed by the Transaction Parties (A) that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice or has given or will give advice in a fiduciary capacity in connection with the Subscriber’s acquisition of the Class I Shares, (B) of the existence and nature of the fees, compensation arrangements or financial interests of the Transaction Parties in the Subscriber’s acquisition of the Class I Shares and (C) that none of the Transaction Parties receives a fee or other compensation from the Subscriber for the provision of investment advice (as opposed to other services) with respect to the Subscriber’s subscription for and agreement to purchase Class I Shares; and (ix) none of the Transaction Parties is a Fiduciary of the Plan Investor in connection with the Subscriber’s subscription for and agreement to purchase Class I Shares and will not act as a “fiduciary” in connection with the management or operation of the Company.

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(i)  If the Subscriber is (directly or indirectly) investing the assets of a Plan Investor that is not subject to Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code but is subject to any law the provisions of which or regulations thereunder are similar to the ERISA Plan Asset Regulation, or that would otherwise provide that the assets of the Company could be deemed to include “plan assets” under any such law or regulation, the investment by the Subscriber will not cause the Company’s assets to constitute the assets of such Plan Investor under the provisions of such law or regulation.

(j)  The Subscriber was offered the Class I Shares in the state or locality identified in “Street Address/Address of Principal Office” in Part A of the Subscriber Questionnaire.

(k)  The Subscriber is not subscribing for and agreeing to purchase the Class I Shares as a result of or subsequent to any general solicitation or general advertising (as such terms are used in Rule 502(c) of Regulation D, promulgated under the Securities Act) including but not limited to any advertisement, article, notice or other communication published in any newspaper or magazine or similar medium or broadcast over radio, television, the Internet or in a similar format, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(l)  The Subscriber represents that neither the Subscriber nor anyone who is treated as a “beneficial owner” (as defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Class I Shares under Rule 506(d) or Rule 506(e) of Regulation D promulgated under the Securities Act has been subject to any of the events specified in Annex II during the time periods specified therein. Furthermore, the Subscriber agrees to provide the Advisor with prompt written notice of the occurrence of any event specified in Annex II with respect to the Subscriber or any such beneficial owner.

(m)  Any capital contributions made by the Subscriber to the Company shall not directly or indirectly be derived from activities that may contravene applicable laws and regulations, including anti-money laundering laws and regulations.

(n)  The Subscriber represents and warrants that, to the best of its knowledge, none of (i) the Subscriber; (ii) any Person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any Person having a beneficial interest in the Subscriber; (iv) if the Subscriber is not the beneficial owner of all of the Class I Shares, any Person having a beneficial interest in the Class I Shares; or (v) any Person for whom the Subscriber is acting as agent or nominee in connection with this investment in the Class I Shares: (A) is listed on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), any other sanctions-related list maintained by the U.S. government, the sanctions lists adopted by the United Nations, the European Union or the United Kingdom, or sanctions lists of any other applicable sanctions authority in any jurisdiction in which the Company may conduct its business, from time to time (“Sanctions Authorities”); (B) is located, organized, or resident in a country or territory that is the subject or target of country- wide or territory-wide sanctions administered by OFAC or any other Sanctions Authority; (C) is otherwise the subject of sanctions administered or enforced by the U.S. government or any other Sanctions Authority; (D) is a foreign shell bank; or (E) resides

Confidential & Trade Secret

in or whose subscription funds are or will be transferred from or through an account in a high risk or non-cooperative jurisdiction ((A) through (C) above being “Sanctioned Persons”).3 The Subscriber agrees to notify promptly the Advisor or the person appointed by the Advisor to administer the Company’s anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(o)  The Subscriber also acknowledges that the Company will not accept the investment of funds by natural persons or entities acting, directly or indirectly, in contravention of any applicable money laundering regulations or conventions of the United States or any other jurisdictions, or on behalf of terrorists, terrorist organizations, narcotics traffickers or Sanctioned Persons, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization for Economic Cooperation and Development, Financial Action Task Force, OFAC, U.S. Department of State, U.S. Securities and Exchange Commission (the “SEC”), U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency or U.S. Internal Revenue Service (“IRS”), all as may be amended from time to time.

(p)  The Subscriber has conducted due diligence and based on such due diligence reasonably believes that none of (i) the Subscriber; (ii) any Person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any Person having a beneficial interest in the Subscriber; (iv) if the Subscriber is not the beneficial owner of all of the Class I Shares, any Person having a beneficial interest in the Class I Shares; or (v) any Person for whom the Subscriber is acting as agent or nominee in connection with this investment in the Class I Shares: (A) is a senior political figure,4 a politically exposed person,5 any member of a senior political figure’s or a politically exposed person’s immediate family6 or any close associate7 of a

[3]

A “high risk or non-cooperative jurisdiction” means any foreign country or territory that has been designated as high risk or non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See < https://www.fatf-gafi.org/publications/high-riskandnon-cooperativejurisdictions/?hf=10&b=0&s=desc(fatf_releasedate)> for FATF’s list of non-cooperative countries and territories.

[4]

A “senior political figure” means a senior official in the executive, legislative, administrative, military or judicial branches of the U.S. or a foreign government (whether elected or not), a senior official of a major political party (whether U.S. or foreign), or a senior executive of a U.S. or foreign government-owned corporation. In addition, a “senior political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior political figure.

[5]

A “politically exposed person” includes: (a) a person who is or has been entrusted with prominent public functions by a foreign country, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state owned corporation, and important political party official; (b) a person who is or has been entrusted domestically with prominent public functions, for example a Head of State or of government, senior politician, senior government, judicial or military official, senior executive of a state owned corporation, and important political party official; and (c) a person who is or has been entrusted with a prominent function by an international organization like a member of senior management, such as a director, a deputy director and a member of the board or equivalent functions.

[6]	“Immediate family” of a senior political figure or politically exposed person typically includes the figure’s parents, siblings, spouse, children and in-laws.
[7]

A “close associate” of a senior political figure or politically exposed person is a person who is widely and publicly known nationally or internationally to maintain an unusually close relationship with the senior political

Confidential & Trade Secret

senior political figure or politically exposed person; (B) resides in, or is organized or chartered under the laws of, a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 as a primary money laundering concern;8 or (C) will contribute subscription funds that originate from, or will be or have been routed through, an account maintained by a foreign shell bank, an “off-shore bank,” or a bank organized or chartered under the laws of a non-cooperative jurisdiction.

(q)  The Subscriber acknowledges that the Company is, or may in the future become subject to, anti-money laundering statutes, regulations and conventions of the United States or any other jurisdictions, and the Subscriber agrees to execute instruments, provide information or perform any other acts as may reasonably be requested by the Advisor, or other authorized representative of the Company, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish the identity of (A) the Subscriber, (B) any underlying beneficial owner(s) of the Subscriber and (C) any investors, partners, members, directors, officers, beneficiaries or grantors of the Subscriber, and any underlying beneficial owner(s) of such investors, partners, members, directors, officers, beneficiaries or grantors, as applicable; (ii) maintaining records of identities, or verifications or certifications as to identities; and (iii) taking any other actions as may be required to comply with and remain in compliance with money laundering, sanctions, anti-corruption or related statutes, regulations or conventions applicable to the Company.

(r)  If the Subscriber is subscribing for and agreeing to purchase Class I Shares as agent, representative, intermediary/nominee or in any similar capacity for any other Person, or is otherwise requested to do so by the Advisor, it shall provide, upon request, a copy of any anti-money laundering policies, procedures and controls that it is required to maintain under applicable law (together, “AML Policies”) to the Advisor. The Subscriber represents that: (i) its AML Policies comply with all anti-money laundering laws and regulations applicable to it; (ii) it is in compliance with its AML Policies and that its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti-money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other Person responsible for reviewing compliance with its AML Policies; (iii) it has all requisite power and authority from the underlying investors to execute and perform the obligations under this Subscription Agreement; and (iv) it has established and verified the identity and source of funds of all underlying investors, holds and will maintain evidence of such identification and verification for at least five years from the date of the dissolution of the Company and will make such information available to the Company and the Company’s administrator upon request.

figure or politically exposed person, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior political figure or politically exposed person.

[8]

The Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issues advisories regarding countries of primary money laundering concern. FinCEN’s advisories are posted at <http://www.fincen.gov/news_room/advisory/>.

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(s)  The Subscriber has read carefully and understands the Notice of Privacy Policy and Practices (“Privacy Policy”) of the Company and the Advisor, a copy of which is included in the Subscription Agreement Annexes as Annex I.

(t)  The Subscriber understands that the Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act as provided in the Company Documents and the Memorandum.

(u)  The Subscriber acknowledges that (i) the Board has approved the Company adopting a minimum permitted asset coverage ratio of 150% in accordance with Section 61(a) of the Investment Company Act, (ii) acknowledges that initial subscribers approved a proposal that allows the Company to reduce its asset coverage to 150%, (iii) and the Subscriber agrees not to seek to redeem its shares in connection therewith. “Asset coverage” has the meaning set forth in Section 18(h) of the Investment Company Act and generally is a company’s total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness and if applicable, preferred stock.

(v)  [Reserved]

(w)  The Subscriber agrees that the foregoing representations and warranties shall survive the Closing Date applicable to the Subscriber and will remain true and accurate for so long as the Subscriber holds Class I Shares of the Company.

(x)  The Subscriber shall notify the Company immediately if any of the foregoing representations or warranties cease to be true or accurate, or if they become misleading.

(y)  The Company has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other subscribers (the “Other Subscribers”), providing for the subscription for and agreement to purchase Class I Shares by the Other Subscribers and the admission of the Other Subscribers as Shareholders at the closing applicable to the Subscriber or at other closings. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the subscription for and agreement to purchase Class I Shares by the Subscriber and the Other Subscribers are separate transactions.

7.   Understandings. The Subscriber hereby understands, acknowledges and agrees with the Company and the Advisor as follows:

(a)  The Subscriber agrees to provide promptly such information and execute and deliver such documents as may be necessary to comply with any and all laws and regulations to which the Company may be subject and ensure the accuracy of the Subscriber’s representations and warranties herein.

(b)  The Class I Shares have not been approved or disapproved by the SEC or by any other federal, state or foreign securities commission or regulatory authority, and none of the foregoing authorities has confirmed the accuracy or determined the adequacy of the Memorandum or this Subscription Agreement. Any representation to the contrary is a criminal offense.

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(c)  The Class I Shares are speculative investments and involve a high degree of risk. There is no public market for the Class I Shares, and no such public or other market is expected to develop. The transferability of the Class I Shares is substantially restricted by the terms of this Subscription Agreement, the Company Documents and applicable law. This Subscription Agreement is not transferable or assignable by the Subscriber without the prior written consent of the Advisor, as described in Section 5 above.

(d)  The Subscriber understands and agrees that in order to ensure compliance under applicable anti-money laundering laws and regulations, the Advisor may require a detailed verification of the identity of a Person applying to subscribe for and purchase Class I Shares. The Advisor reserves the right to request such information as is necessary to verify the identity of a Subscriber. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the Advisor may refuse to accept the Subscriber’s subscription until proper information has been provided.

(e)  The Subscriber covenants and agrees that it shall provide the Advisor, at any time during the term of the Company, with such information as the Advisor determines to be necessary or appropriate to (i) verify compliance with the anti-money laundering regulations of any applicable jurisdiction, (ii) respond to requests for information concerning the identity of the Subscriber, or any Person holding a beneficial interest in the Subscriber and/or the Class I Shares, from any governmental authority, self-regulatory organization or financial institution in connection with the Company’s anti-money laundering compliance procedures or (iii) determine compliance with ERISA, section 4975 of the Code, the ERISA Plan Asset Regulation and any applicable Similar Law.

(f)  The Subscriber understands and agrees that if any of the representations and warranties set forth in Sections 6(n) through 6(q) ceases to be true or if the Company no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Company shall have the right, and may be obligated, to freeze the Subscriber’s investment, either by prohibiting additional investments and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber’s investment may immediately be involuntarily withdrawn by the Company, and the Company may also be required to report such action and to disclose the Subscriber’s identity to OFAC or any other authority. If the Company is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Company, the Advisor or any of their respective Affiliates, members, partners, shareholders, officers, directors, employees or agents for any form of damages as a result of any of the aforementioned actions.

(g)  The Subscriber certifies under penalties of perjury that (i)(A) the Subscriber’s name, taxpayer identification or social security number (if applicable) and address provided in Part A of the Subscriber Questionnaire are correct, (B) the Subscriber has completed and returned with this Subscription Agreement the appropriate IRS Form(s) (W-9, W-8BEN, W- 8BEN-E, W- 8IMY, W-8ECI or W-8EXP) together with any appropriate attachments thereto and (C) the Subscriber will update the Advisor, and provide the Advisor with a new IRS Form (together with any appropriate attachments thereto), within 30 days of a change in circumstances that makes any information provided on such IRS Form incorrect or incomplete, and (ii)(A) if the Subscriber is a “United States person” (as defined in the Code), the Subscriber is not a non-resident alien

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individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), (B) if the Subscriber is not a “United States person” (as defined in the Code), the Subscriber is a non- resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code) and (C) the Subscriber will notify the Company within 30 days of any change in such status. The Subscriber agrees to complete properly and provide to the Company or the Advisor in a timely manner any tax documentation that may be reasonably required by the Advisor in connection with the Company.

(h)  The Subscriber agrees that it will furnish (including by way of updates) to the Company and the Advisor in such form and at such time as is reasonably requested by the Company or the Advisor (including by way of electronic certification) any information, representations and forms as shall reasonably be requested by the Company or the Advisor to assist it in (i) complying with any applicable law or tax requirements or determining the extent of and in fulfilling, its withholding obligations or (ii) obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any tax authority or other governmental agency upon the Company, amounts paid to the Company, or amounts distributable by the Company to such Subscriber. The Subscriber agrees that if any information, representations or forms it previously provided to the Company or the Advisor becomes obsolete or incorrect in any respect, it shall update such information, representations or forms as soon as reasonably practicable. In the event that any Subscriber fails to furnish such information, representations or forms to the Company or the Advisor, the Company shall have full authority to take any and all of the following actions: (i) withhold from distributions the amount of any taxes required to be withheld pursuant to any applicable legislation, regulations, rules or agreements, and (ii) compulsorily withdraw the Subscriber’s interest in the Company. If requested by the Company or the Advisor, the Subscriber shall execute any and all documents, opinions, instruments and certificates as the Company or the Advisor shall have reasonably requested or that are otherwise required to effectuate the foregoing. Each Subscriber hereby grants to the Advisor an irrevocable power of attorney, coupled with an interest, to execute any such documents, opinions, instruments or certificates on behalf of the Subscriber, if the Subscriber fails to do so.

(i)  In connection with any borrowings by the Company, the Subscriber hereby agrees to deliver promptly to the Advisor such financial information as is reasonably requested by the Advisor or any lender or other credit party (a “Financier”) providing such borrowing, including in the case of a Subscriber that is (directly or indirectly) investing the assets of a Plan Investor that is subject to Part 4 of Subtitle B of Title I of ERISA, the Plan Investor’s Form 5500, such evidence of authority for the execution, delivery and performance of its obligations under this Subscription Agreement or the Company Documents as is reasonably requested by the Advisor or such Financier and such confirmations and acknowledgments as may be reasonably required by such Financier which shall be in form and substance reasonably satisfactory to the Advisor.

(j)  By execution of this Subscription Agreement, the Subscriber acknowledges receipt of the Privacy Policy included in the Subscription Agreement Annexes as Annex I. Furthermore, the Subscriber consents to the disclosure by the Company or the Advisor of certain non-public personal information about the Subscriber to other Shareholders, to The PNC Financial Services Group, Inc. and its Controlled Affiliates (“PNC”) and to certain other non- affiliated third parties, as the Advisor may in its sole discretion determine to be necessary or appropriate for the operation of the Company and/or for TCW and PNC to comply with applicable law and regulation.

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The Privacy Policy provides an explanation of the disclosures that the Company makes in the ordinary course of business. To the greatest extent legally permitted, the Subscriber hereby waives all rights it may have under applicable bank secrecy, data protection and similar laws, rules, and regulations, that would otherwise prohibit such disclosures and transfers, and the Subscriber further represents and warrants that each Person whose information it provides (or has provided) to the Company has also, to the greatest extent legally permissible, consented to such disclosures and transfers. The Company may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

(k)  The Subscriber acknowledges that the Company is entering into this Subscription Agreement in reliance on the representations, warranties, undertakings, and information provided herein, which the Subscriber acknowledges having given with the intention of inducing the Advisor and its Affiliates to approve and accept a subscription.

(l)  The Subscriber acknowledges that it has received and read the Electronic Communication and Signature Authorization, which is included in this Subscription Agreement as Annex III. The Subscriber can contact the Company in writing by email at PrivateFunds@tcw.com to communicate any changes in its contact information. The Company will email the Subscriber if the contact information for the Company changes.

(m)  The Subscriber acknowledges that it has received this Subscription Agreement electronically from the Advisor or a third party engaged by the Advisor as a PDF document.

(n)  The Subscriber understands and acknowledges that Debevoise & Plimpton LLP (“Debevoise”) represents only the Advisor and the Company and that Debevoise does not represent the Subscriber or the Shareholders as a group, in connection with the offer and sale of Class I Shares.

8.   Grant of Power of Attorney.

(a)  To the fullest extent permitted by applicable law, the Subscriber hereby irrevocably constitutes and appoints the Advisor and its officers, or the successor thereof as general partner of the Company and its officers, with full power of substitution, as its true and lawful agent and attorney-in-fact (the “Attorney”), in its or its assignee’s name, place and stead (i) to add missing information, correct any errors or omissions and make reasonable representations in the Subscription Documents as directed by the Subscriber or reasonably required by the Company and (ii) to execute, acknowledge, verify, swear to, deliver, record and file all instruments, documents and certificates that may from time to time be required by the laws of the United States of America, the State of Delaware, the State of New York or any other jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and investment and other activities of the Company, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

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(i)  all certificates and other instruments, including any amendments to the Company Documents or any statement required to be filed under the Delaware Statutory Trust Act (the “Statutory Trust Act”), which the Advisors, the Board or liquidator deems appropriate to form, qualify or continue the Company as a limited partnership (or a partnership in which the Shareholders have limited liability) in Delaware and all other jurisdictions in which the Company conducts or plans to conduct its affairs;

(ii)  the Company Documents and any amendments to the Company Documents or any other agreement or instrument that the Advisors, the Board or liquidator deems appropriate and are authorized in accordance with the Company Documents;

(iii)  all agreements and instruments necessary or advisable to consummate, hold or otherwise dispose of any investment, including the execution of (1) the formation or organizational documents with respect to a Related Investment Fund (“Related Investment Fund Agreement”), (2) any amendments thereto, or (3) any other agreement or instrument that the general partner (or other governing entity) of any such Related Investment Fund deems appropriate to (A) form, qualify or continue the Related Investment Fund in all jurisdictions in which the Related Investment Fund conducts or plans to conduct business (including any filing for the purpose of admitting any Shareholder and/or any other Person to the Related Investment Fund and describing their initial or any increased commitments), (B) admit any Shareholder and/or any other Person to an Related Investment Fund in accordance with the terms of a Related Investment Fund Agreement, including any Transfer of a Shareholder’s interest in the Company to any such Related Investment Fund, (C) effect the addition, substitution or removal of any Person pursuant to the terms of a Related Investment Fund Agreement or (D) effect an amendment, modification or waiver to a Related Investment Fund Agreement adopted in accordance with the terms of such Related Investment Fund Agreement;

(iv)  all conveyances and other instruments that the Advisor, the Board or liquidator deems appropriate to reflect and effect the dissolution, winding-up and termination of the Company pursuant to the terms of the Company Documents, including any notice required by the Statutory Trust Act to dissolve the Company;

(v)  all instruments relating to (i) Transfers of interests in the Company or the admission of Additional Shareholders, (ii) the treatment of a Defaulting Shareholder or (iii) any change in the Capital Commitment of any Shareholder, all in accordance with the terms of the Subscription Agreements and Company Documents;

(vi)  certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in all jurisdictions in which the Company conducts or plans to conduct investment or other activities;

(vii)  all instruments that the Advisor determines to be appropriate in connection with forming and operating an investment vehicle and the Transfer of a Shareholder’s interest in the Company to such investment vehicle, including the admission of such Shareholder to such investment vehicle, all as contemplated by the Subscription Agreements and Company Documents;

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(viii)  all instruments that the Advisor determines to be appropriate in connection with any indebtedness incurred by the Company;

(ix)   any elections for U.S. federal, state, local and non-U.S. tax matters;

(x)  all other instruments or papers that may be required or permitted by law to be filed on behalf of the Company that are not legally binding on the Shareholders in their individual capacity and are necessary to carry out the provisions of this Subscription Agreement; and

(xi)  all other documents and agreements that the Advisors or the Board determine in good faith are necessary or appropriate to establish, allocate, commit and/or invest the assets of the Company, as well as any other documents or agreements that may from time to time be required in connection with the management of the Company and/or its investment activities, including the making, holding, monitoring and exiting of Investments, to implement the making and acceptance of a Subscription and/or any additional Subscription with respect to the Company on behalf of the Shareholders and/or their Affiliates from time to time, and as otherwise required by the laws of the United States or any other jurisdiction to perform the Advisors’ obligations under the Company Documents.

(b)  The foregoing grant of authority is (i) a special power of attorney coupled with an interest in favor of the Advisor and as such shall (x) survive the dissolution, termination or bankruptcy of the Shareholder granting the same or the transfer of all or any portion of such Shareholder’s interest in the Company and (y) extend to such Shareholder’s successors, assigns and legal representatives, and shall survive and not be affected by the death, disability or incapacity of a Shareholder that is a natural person or the merger, consolidation, dissolution or other termination of the existence of a Shareholder that is a corporation, association, partnership, limited liability company or trust or other entity, and (ii) is granted to secure obligations owed to, and is a proprietary interest of, the Advisor. This power of attorney may be exercised by such Attorney for all Shareholders (or any of them) by a single signature of the Advisor acting as such Attorney with or without listing all of the Shareholders executing any document or instrument.

9.   Indemnification. All representations, warranties and covenants contained herein or made in writing by the Subscriber, or by or on behalf of the Company or the Advisor in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by or on behalf of the Company, the Advisor or the Subscriber, and the issue and sale of Class I Shares. Unless the Advisor otherwise agrees in writing, the Subscriber shall and hereby does indemnify and hold harmless The TCW Group, Inc. (“TCW”), the Company, the Advisors, the Board and their respective affiliates, and any director, officer, partner, member, manager, stockholder, employee, agent or control person of any of the foregoing (each, an “Indemnitee”), from and against any and all claims, losses, expenses, damages and liabilities relating to or arising out of any breach of any representation, warranty or covenant made by the Subscriber in this Subscription Agreement. Any such Indemnitees or other identifiable Person who is not a party to this Subscription Agreement may enforce any rights granted to it pursuant to this Subscription Agreement in its own right as if it was a party to this Subscription Agreement. Notwithstanding any term of this Subscription Agreement, the consent of or notice to any Person who is not a party to this Subscription

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Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Subscription Agreement at any time.

10.  Miscellaneous.

(a)  This Subscription Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, excluding the conflict of laws provisions thereof.

(b)  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY DELAWARE STATE OR U.S. FEDERAL COURT SITTING IN THE STATE OF DELAWARE IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION, SUIT OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE OR U.S. FEDERAL COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION, SUIT OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE ADDRESS SET FORTH ON THE BOOKS AND RECORDS OF THE COMPANY. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. UNLESS THE ADVISOR OTHERWISE AGREES IN WRITING, THE SUBSCRIBER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BY OR AGAINST THE ADVISOR OR ANY OF THEIR AFFILIATES, DIRECT OR INDIRECT OWNERS, OFFICERS, DIRECTORS, MANAGERS, OR EMPLOYEES IN THEIR CAPACITY AS SUCH, OR IN ANY RELATED CAPACITY, OR THE COMPANY, OR IN ANY WAY RELATING TO THIS SUBSCRIPTION AGREEMENT (INCLUDING ANNEXES AND EXHIBITS THERETO), THE COMPANY DOCUMENTS OR OTHER OFFERING MATERIALS.

(c)  Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof.

(d)  This Subscription Agreement, the Subscriber Questionnaire, the Company Documents, any memoranda of understanding or other writings (each a “Memorandum of Understanding”) with individual Shareholders that have the effect of establishing rights under, or altering or supplementing, the terms of any Subscription Agreements or the Company Documents,

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and other agreements or documents referred to herein or in the Company Documents contain the entire agreement of the parties with respect to the subject matter hereof. There are no representations, warranties, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.

(e)  This Subscription Agreement may be executed in counterparts with the same effect as if the parties executing the counterparts had all executed one counterpart.

(f)  Each provision of this Subscription Agreement, each representation made herein and each provision of or grant of authority by or in Section 8, shall be considered severable. If it is determined by a court of competent jurisdiction that any provision of this Subscription Agreement or any representation made herein is invalid under applicable law, such provision or representation shall be ineffective only to the extent of such prohibition or invalidity, without invaliding the remainder of this Subscription Agreement.

(g)  Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the Advisor.

(h)  Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. If the Subscriber is more than one Person, the obligations of the Subscriber shall be joint and several, and the representations, warranties, covenants, agreements and acknowledgments herein contained shall be deemed to be made by and be binding upon each such Person and its successors and permitted assigns.

11.  Acceptance of Potential Remedies. The Subscriber has read, is familiar with and understands the nature and scope of the rights and remedies provided to the Advisor and the Company in the Company Documents in the event of failure to pay any part of the Subscriber’s Capital Commitment or other payment obligations under this Subscription Agreement or the Company Documents (including certain indemnification payments) when due, and is prepared to accept the exercise against the Subscriber of such rights and remedies in the event of such failure on the Subscriber’s part.

12.  Distributions and Drawdowns. Distributions to the Subscriber in respect of its Class I Shares shall be made as specified in Part A of the Subscriber Questionnaire or as otherwise specified in writing by the Subscriber to the Advisor. The Subscriber acknowledges and agrees that any distributions paid to it by the Company shall be paid to, and any contributions made by it to the Company shall be made from, an account in the Subscriber’s name unless the Advisor, in its sole discretion, agrees otherwise.

*  *  *  *  *

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Schedule A to Subscription Agreement:

Subscriber Questionnaire

ALL SUBSCRIBERS, PLEASE FOLLOW THESE INSTRUCTIONS:

If you do not complete the applicable Schedule(s) attached hereto, your Subscription Agreement shall be deemed incomplete.

THIS SUBSCRIPTION AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS COUNTERSIGNED BY THE ADVISOR.

PART A. General Information

Subscriber Name and Address (please print)

Name (Print both names if joint registration)

Street Address/Address of Principal Office

                                           (  )

City           State      Zip Code                       Telephone No.

Subscriber Information for AML Purposes (Please choose one):

☐	ERISA (Pension Fund regulated by the U.S. Department of Labor)

☐	U.S. Government Pension Plan

☐	U.S. Publicly Traded Company (NYSE, NASDAQ or ASE)

☐	U.S. Registered Broker-Dealer

☐	None of the Above

If the Subscriber is classified as one of the first four categories above, please skip the remainder of this section and continue to Question 1 below.

a.	Place and Date of Incorporation or Formation

City             State         Country                  MM/DD/YYYY

b.	Principal Business Activity

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c.	Source of Investment Funds

d.	Verification Documents: Please attach any of the following: Subscriber Organization Documents (e.g. LP Agreement, Articles of Incorporation), recent Audited Financial Statements or Annual report

e.	FinCEN Customer Due Diligence: Please review the included form titled “Beneficial Owners of Legal Entity Customers Certification Form” and complete if applicable.

f.	Is the Subscriber a senior political figure, or a person related to, or associated with, a senior foreign political figure?

☐ Yes    ☐ No

g.

Is the Subscriber a foreign shell bank (a foreign bank without a physical presence (e.g. an office or a branch) in the country in which it is organized) or does the client operate under an offshore banking license (a foreign bank that is prohibited from conducting banking activities in the country that issued the license)?

☐ Yes    ☐ No

h.

Is the Account held in the name of a registered investment adviser, a commingled fund or an intermediary that is not a registered broker-dealer or a registered investment company (i.e., an investment Advisor acting on behalf of its clients or investment advisors for whom TCW is acting as a sub-advisor)?

☐ Yes    ☐ No

i.

Is the Subscriber domiciled or located in, owned, controlled by, or acting on behalf of the government of Burma (Myanmar), the Crimea, Donetsk, Luhansk or other non-government-controlled regions of Ukraine, Cuba, Iran, North Korea, Venezuela, Russia or Syria?

☐ Yes    ☐ No

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1.  Investment. Please indicate below the amount of the Subscriber’s subscription amount in the Company.

Amount of Capital Commitment: $

(Minimum Capital Commitment is $10 million)

Payment made by wire direct to:

U.S. Bank, N.A.

SWIFT Code: USBKUS44IMT ABA Routing #091-000-022

Account #167502676569

Account Name: USBFS LLC FBO TCW Steel City Senior Lending BDC Reference:

<Subscriber Name>

2.	Primary Contact Person for this Account.

Name:

Company (if applicable):

Address:

City, State and ZIP Code:

Telephone Number:

Facsimile Number:

E-mail Address:

3.  Additional persons authorized to act for the Subscriber. (i.e. authorized to invest in funds, request redemptions or withdrawal, direct payment of funds, etc.). In addition to the persons authorized by the power of attorney contained in Section 8 of the Subscription Agreement, the Subscriber hereby authorizes the person(s) noted below to act individually on behalf of this account unless otherwise noted. Please provide name, specimen signatures and titles in the form that such person would sign documents on behalf of this account, and telephone numbers. Without limiting the power of attorney contained in Section 8 of the Subscription Agreement, if there are circumstances under which more than one signature is required to take action with respect to this account, please state such circumstances. Requests to change the identity of persons authorized to act on behalf of a Shareholder which is a corporation, partnership, trust, estate or other fiduciary must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the Subscriber. The Subscriber agrees that the Advisor may rely on the information provided herein until it receives written notice of superseding instructions.

(Please check one):

☐	There are no additional authorized signers.

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☐	The Subscriber will attach a list of authorized individuals with signature specimens.

☐	Additional authorized signers are listed below (If completing via DocuSign TCW will route the document to the individual(s) listed below for signature):

3.1	3.2

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

Email Address	Email Address

3.3	3.4

Signature	Signature

Name (and title, if applicable)	Name (and title, if applicable)

Telephone number	Telephone number

Email Address	Email Address

4.	Tax Information:

4.1	Please provide your Taxpayer I.D. Number:

4.2	The Subscriber is a (please check the appropriate box):

☐	Corporation

☐	Limited Partnership

☐	General Partnership

☐	Limited Liability Company

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☐	S-Corporation

☐	Charitable Remainder Trust

☐	Tax-Exempt Endowment

☐	Private Tax-Exempt Foundation (as defined in §509 of the Internal Revenue Code)

☐	Employee Benefit Plan (self-directed)

☐	Employee Benefit Plan (trustee directed)

☐	Fund of Funds

☐	Other Tax Exempt Organization (i.e., exempt from income taxation under §501 of the Internal Revenue Code)

☐	Other

4.3  Is the Subscriber treated as a “disregarded entity” for U.S. federal income tax purposes? ☐ Yes  ☐ No

If yes, list the name of the sole owner of the Subscriber:

4.4  Tax year ends (mm/dd):

4.5  State (if applicable) and country of residence for tax purposes:

4.6  For a domestic self-directed employee benefit plan (e.g. Keogh or self-directed 401k):

     Keogh or Plan Account Number

     Tax year ends (mm/dd)

     Plan or Custodian Taxpayer I.D. Number

5.   Statements and Other Correspondence. Statements and other correspondence should be sent to (give name, address, fax number and email address, if available):

☐  The Subscriber will attach a contact list.

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	Primary Contact	Secondary Contact

Name

Company
(if applicable)

Title
(if applicable)

Address

Phone

Fax

E-mail

Type of Correspondence Contacts should receive (please check all that apply):

	Primary Contact	Secondary Contact
Annual Financial Reports
Quarterly Reports
Tax Information
Original Legal Documents
Copy of Legal Documents
Amendments or Other Documents to be Signed
Other Investor Correspondence

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Capital Calls and Distribution Notices

6.  Distributions. Please indicate where distributions should be sent (please check and complete one):

For All Subscribers	☐ Wire distribution to:	☐ Send checks to:

Bank Name:

Bank Address:

Bank ABA #:

Account Number:

Account Name:

Reference:

Contact Name:

Phone:

Email:

SWIFT Code:

Comments:

For Non-US Subscribers Only:

US Correspondent Bank Name:

US Correspondent Bank’s Routing
Codes (either ABA # or CHIPS #):

Beneficiary’s Bank’s Name:

Beneficiary’s Bank’s Routing
Codes (either BIC # or UID #):

Beneficiary’s Name:

Beneficiary’s Account Number:

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Additional Reference Information:

7.  Service of Process. (For foreign Subscribers only. Does not apply to domestic Subscribers.) If the Subscriber is either a foreign entity or is not a permanent resident of the United States, the Subscriber hereby irrevocably appoints the following as an agent within the United States to receive service of process on behalf of the Subscriber in connection with the enforcement of the obligation of the Subscriber to make capital contributions to the Company, or otherwise in connection with the Subscriber’s subscription to contribute capital to the Company:

8.  Subscriber Classification. * Please indicate which category below best describes the Subscriber. If the Subscriber is acting as a trustee, agent, representative, or nominee for a Beneficial Owner, please indicate which category best describes the Subscriber’s Beneficial Owner.

☐	Broker-dealer

☐	Insurance company

☐	Investment company registered with the SEC

☐	Private Fund**

☐	Non-profit organization

☐	Pension plan (excluding governmental pension plans)

☐	Banking or thrift institution (investing on a proprietary basis)

☐	State or municipal Government Entity*** (excluding governmental pension plans)

☐	State or municipal governmental pension plan

☐	Sovereign wealth fund or foreign official institution

☐	Investors that are not U.S. persons and about which the foregoing beneficial ownership information is not known and cannot reasonably be obtained because the

*	This information is being requested to permit the Advisor to make a Form PF filing with the SEC.

**	“Private Fund” means any issuer that would be an investment company as defined in Section 3 of the Investment Company Act of 1940, as amended, but for Section 3(c)(1) or 3(c)(7) thereof.

***

“Government Entity” means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a plan or pool of assets controlled by the state or political subdivision or any agency, authority, or instrumentality thereof, and (iii) any officer, agent, or employee of the state or political subdivision or any agency, authority, or instrumentality thereof acting in its official capacity.

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beneficial interest is held through a chain involving one or more third-party intermediaries

☐	Other (please specify):

9.  Electronic Mail Authorization. By checking the box below, you acknowledge that you have read the “Electronic Communication and Signature Authorization” attached as Annex III and agree to the terms therein, and as long as you provide us with an electronic mail address you consent to any and all authorized contacts receiving electronic communications.

☐	I would like to receive electronic communications.

END OF PART A

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PART B: Subscriber Status and Eligibility

1.  Accredited Investor Questionnaire. The Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D because it is (please indicate by checking the applicable boxes):

☐	an employee benefit plan as defined in Title I of ERISA, and (check appropriate box):

☐

the investment decision to subscribe for and agree to purchase Class I Shares is made by a plan fiduciary as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser and the name of the plan fiduciary is     ; or

☐	the plan has total assets in excess of $5,000,000; or

☐	the plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” within the meaning of Regulation D.

☐

the plan is a participant directed plan, the participant for whose benefit the investment in the Company is being made has directed such investment, and the participant is an “accredited investor” within the meaning of Regulation D.

☐

an investment adviser registered under the Advisers Act, or relying on an exemption from registration with the SEC under Section 203(l) or (m) of the Advisers Act, or an investment adviser registered under the laws of a state.

☐

a plan that is established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and has total assets in excess of $5,000,000.

☐	an insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	an investment company registered under the Investment Company Act.

☐	a business development company (as defined in Section 2(a)(48) of the Investment Company Act).

☐	a private business development company as defined in Section 202(a)(22) of the Advisers Act.

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

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☐	a “rural business investment company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐

a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.

☐	a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	an organization described in Section 501(c)(3) of the Code, not formed for the specific purpose of acquiring the Class I Shares, with total assets in excess of $5,000,000.

☐

a corporation, a Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Class I Shares, with total assets in excess of $5,000,000.

☐

a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Class I Shares, whose purchase of the Class I Shares is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the purchase of Class I Shares, as described in Rule 506(b)(2)(ii) of Regulation D.

☐	an entity in which all of the equity owners, either directly or indirectly, are “accredited investors” within the meaning of Regulation D.

☐	a revocable trust that may be amended or revoked at any time by the grantors thereof and all the grantors are “accredited investors” within the meaning of Rule 501(a) of Regulation D.

☐

a “Family Office”[9] that (i) has in excess of $5,000,000 assets under management (ii) was not formed for the purpose of acquiring the Class I Shares and (iii) is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Company.

☐	a “Family Client”[10] whose investment in the Company is directed by a Family Office pursuant to clause (iii) of the immediately preceding paragraph.

[9]

“Family Office” means a company that (i) has no clients other than Family Clients; (ii) is wholly owned by Family Clients and is exclusively controlled (directly or indirectly) by one or more family members and/or family entities; and (iii) does not hold itself out to the public as an investment adviser.

[10]

“Family Client” means (i) a current or former family member (as defined below) or current or former key employee (as defined below); (ii) any non-profit organization, charitable trust (including charitable lead trusts and charitable remainder trusts whose only current beneficiaries are other Family Clients and charitable or non-profit organizations) or other charitable organization, in each case exclusively funded by one or more other

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☐

an entity, other than any entity described above, that (i) was not formed for the purpose of buying Class I Shares and (ii) owns Investments with a value in excess of $5,000,000. (Note: Please read the definition of “Investments” in Annex IV to this Subscription Agreement.)

2.	Subscriber as an Investor.

2.1 Subscriber Primarily Engaged in Investing, Reinvesting or Trading. Is the Subscriber engaged primarily in the business of investing, reinvesting or trading in securities for which ownership interests are held in the form of limited or general partnership interests, common stock, trust units, debt instruments or other securities? (Please answer “yes” or “no” below by checking the applicable box below.)

☐	Yes ☐ No

2.2 Inclusion In or Exclusion From the Investment Company Act.11 If the Subscriber answered “yes” to question [2].1 above, the Subscriber (please check the applicable box below):

☐ (a)  is an investment company registered under the Investment Company Act; or

☐ (b)  is excluded from the definition of “investment company” under the Investment Company Act (please check (x) or (y) below):

Family Clients; (iii) any estate planning vehicle of a current or former family member or key employee; (iv) any irrevocable trust in which the sole beneficiaries or the sole grantors are other Family Clients; (v) any trust in which each trustee is a key employee and each grantor is a key employee and/or such key employee’s current or former spouse or spousal equivalent; and (vi) any company wholly owned (directly or indirectly) by, or operated for the sole benefit of, one or more other Family Clients.

As used herein, a “family member” means all lineal descendants (including by adoption, stepchildren, foster children, and individuals that were a minor when another family member became a legal guardian of that individual) of a common ancestor (who may be living or deceased), and such lineal descendants’ spouses or spousal equivalents; provided that the common ancestor is no more than 10 generations removed from the youngest generation of family members.

As used herein, a “key employee” means an executive officer, director, trustee, general partner, or person serving in a similar capacity at the Family Office or any employee (other than an employee performing solely clerical, secretarial, or administrative functions) who, in connection with his or her regular functions or duties, participates in the investment activities of the Family Office, provided that such employee has been performing such functions and duties for or on behalf of the Family Office, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

11 Note to Vadim: We kept (now) sections 2.2 and 2.3 as we thought the information might still be useful to obtain regardless of whether QP status is in question, but please let us know if you disagree.

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☐ (x)  in reliance on Section 3(c)(1) of the Investment Company Act (a private investment company with fewer than 100 beneficial owners); or

☒ (y)  in reliance on Section 3(c)(7) of the Investment Company Act (a private company owned exclusively by “Qualified Purchasers”).

2.3 Number of Beneficial Owners. If the Subscriber checked any of the boxes in question 4.2 above, the number of beneficial owners (as determined under Section 3(c)(1) of the Investment Company Act) of its investment entity is    . (The Advisor, in its sole discretion, may request information regarding the identity of the Subscriber’s beneficial owners.)

3.	The Subscriber: (Please check each applicable subsection below.)

☐  was ☐  was not formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring Class I Shares;

☐  is  ☐  is not operated for the specific purpose of acquiring Class I Shares;

☐  is  ☐  is not an investment entity for which the Subscriber’s stockholders, partners, members or other beneficial owners (i) can have individual discretion as to their participation or non-participation through the Subscriber in (a) the Subscriber’s purchase of Class I Shares or (b) particular investments made by the Company or (ii) did contribute or will contribute additional capital (other than previously committed capital) for the purpose of purchasing Class I Shares;

☐  will  ☐  will not have more than 40% of the value of the Subscriber’s total assets (or, if the Subscriber is a private investment fund with binding, unconditional capital commitments from the Subscriber’s partners or members, more than 40% of such capital commitments) invested in the Company upon making this investment;

☐  has  ☐  has never filed for or been involved as a debtor in bankruptcy proceedings and there are no suits pending or judgments outstanding against it which, in one case or in the aggregate, could impair its ability to make capital contributions to the Company as and when required under the Company Documents.

4.  Funds Invested by the Subscriber. (For domestic and foreign Subscribers.) The funds invested by the Subscriber in the Company

☐  do  ☐  do not (please check one) constitute the assets of (a) an employee benefit plan (as defined in section 3(3) of ERISA) subject to Title I of ERISA, (b) a plan described in section 4975(e)(1) of the Code, subject to section 4975 of the Code, or (c) an entity whose underlying assets include assets of a plan described in (a) or (b).

5.	Relationship to TCW.

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5.1  The Subscriber ☐ is ☐ is not (please check one) “TCW-Related.”12

5.2  The Subscriber (or the fiduciaries of the Benefit Plan Investor executing this Subscription Agreement)

☐  does ☐  does not have discretionary authority or control with respect to the assets of the Company or

☐  is  ☐  is not a person that provides investment advice with respect to the Company’s assets, or an “affiliate” of such a person. For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with the Company or any of its investment advisers, including by reason of having the power to exercise a controlling influence over the management or policies of the Company or its investment adviser(s).

5.3  The Subscriber ☐ is ☐ is not (please check one) “TCW-Controlled.”13

5.4  The Subscriber ☐ is ☐ is not (please check one) an “Affiliated Shareholder.”14

6.  Source of Funds – PNC Bank. The Subscriber agrees that it will not, to its actual knowledge, directly or indirectly make a Capital Contribution using the proceeds from any extension of credit from PNC Bank, N.A.

(Please check one)  ☐  Yes  ☐  No

7.  Subscriber Status as U.S./Foreign Person. (Please read Section 10.1 and check the box if you are described in such section. If not, check the box next to Section 10.2.)

7.1  ☐  For U.S. Persons. The Subscriber is (a) an entity created or organized in or under the laws of the U.S., any state thereof that is treated for U.S. income tax purposes as a partnership or corporation, (b) a trust, if either (i) the administration of which a court within the United States is able to exercise primary supervision over or for which one or more United States persons (including individual citizens or residents of the U.S.) have the authority to control all substantial decisions, or (ii) the trust has a valid election in effect to be treated as a U.S. person, or (c) an estate the income of which is subject to tax in the United States regardless of its source.

7.2  ☐  For Foreign Persons. The Subscriber is not a Person described in Section 10.1.

8.  Required IRS Certification. (Please read Section 11.1 if you are a domestic Subscriber and Section 11.2 if you are a foreign Subscriber and indicate whether either representation is applicable to you by checking the box next such statement.)

[12]	“TCW-Related” means any Shareholder who is a TCW entity or a director, officer, employee or agent of the Company or of a TCW entity.
[13]	“TCW-Controlled” means any Shareholder whose assets are being invested in the Company under the control of TCW.
[14]	“Affiliated Shareholder” means any Shareholder that is an Affiliate of the Advisor.

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8.1  ☐  IRS/W-9 Certification for U.S. Subscribers. The Subscriber is a person of the type described in Section 10.1 and has attached hereto a properly completed and duly executed copy of Form W- 9 “Request for Taxpayer Identification Number and Certification” (a blank copy of which is attached to this Subscription Agreement as Exhibit A) in accordance with the instructions accompanying such form. The Subscriber agrees to promptly notify the Advisor and provide the Advisor with a new properly completed and duly executed copy of such form in the event any information the Subscriber provided on Form W-9 becomes inaccurate. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Advisor to reduce or eliminate withholding or other taxes.

8.2  ☐  IRS/W-8 Certification for Foreign Subscribers (i.e. persons who cannot make the certification in Section 11.1 above). Attached hereto is a properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber (together with all appropriate attachments). The Subscriber agrees to promptly notify the Advisor and provide the Advisor with a new properly completed and duly executed copy of such form in the event any information the Subscriber provided thereon becomes inaccurate. In addition, upon request of the Advisor, the Subscriber will provide the Advisor with a new properly completed and duly executed copy of Form W-8BEN-E or such other Form W-8 applicable to the Subscriber (together with all appropriate attachments) within every three calendar years of the date on which it made its initial capital commitment to the Company. NOTE: Shareholders should consult their tax adviser regarding other forms that may be delivered to the Advisor to reduce or eliminate withholding or other taxes.

9.	Subscriber Status as Bank Holding Company. (Please check the box if applicable.)

☐   The Subscriber is subject to the Bank Holding Company Act of 1956, as amended (the “BHC Act”) and hereby elects to be treated as a BHC Shareholder (as defined in the Company Documents), for purposes of the Company Documents, with the effect that any portion of its interest in the Company which exceeds 4.99% of the aggregate interests in the Company of all Shareholders shall be non-voting Class I Shares.

10.  Subscriber Subject to Public Disclosure Laws. (If applicable, please check the box and fill-in the requested information.)

☐   The Subscriber is subject to the Freedom of Information Act, 5 U.S.C. § 552 (“FOIA”), any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any similar statutory or legal right that might result in the disclosure of confidential information relating to the Company (together with FOIA, “Public Disclosure Laws”).

Please indicate the relevant Public Disclosure Laws to which the Subscriber is subject.

11.	Placement Agents Questionnaire.

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11.1 Is the Subscriber’s investment in the Company subject to any law, policy or regulation prohibiting or otherwise relating to the use of placement agents in connection with the Subscriber’s evaluation or investment in private investment vehicles?

(Please check one)  ☐  Yes  ☐  No

11.1.1.	If the Subscriber answered “Yes” to question 14.1 above, please provide a brief summary of such law, policy or regulation.

11.1.2.

If the Subscriber answered “Yes” to question 14.1 above, does the Subscriber have knowledge of any interaction between the Subscriber and a placement agent that would violate such law, policy or regulation?

(Please check one)  ☐  Yes  ☐  No

11.2 Is the Subscriber’s investment in the Company subject to any law, policy or regulation prohibiting the Company, the Advisor or any of their respective Affiliates from paying fees to any placement agent in connection with such investment?

(Please check one)  ☐  Yes  ☐  No

END OF PART B

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PART C: Status as Benefit Plan Investor

1.	Overview

The ERISA Plan Asset Regulation defines “Benefit Plan Investor” as:

1.1  any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA;

1.2  any plan to which section 4975 of the Code applies (which includes a trust described in section 401(a) of the Code that is exempt from tax under section 501(a) of the Code, a plan described in section 403(a) of the Code, an individual retirement account or annuity described in section 408 or 408A of the Code, a medical savings account described in section 220(d) of the Code, a health savings account described in section 223(d) of the Code and an education savings account described in section 530 of the Code); or

1.3  a person or entity whose underlying assets include, or are deemed to include under the ERISA Plan Asset Regulation or otherwise for purposes of Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code, “plan assets” by reason of an investment in the person or entity by plans described in 1.1 or 1.2 immediately above.

A person or entity described in 1.3 immediately above will be considered to hold “plan assets” only to the extent of the percentage of the equity interests in the person or entity held by plans described in 1.1 and 1.2 immediately above.

2.	Status as Benefit Plan Investor

2.1  Is the Subscriber an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA?

(Please check one)  ☐  Yes  ☐  No

2.2  Is the Subscriber a plan to which section 4975 of the Code applies?

(Please check one)  ☐  Yes  ☐  No

2.3  Is the Subscriber a governmental plan within the meaning of section 3(32) of ERISA, a non-electing church plan within the meaning of section 3(33) of ERISA or a non-U.S. plan within the meaning of section 4(b)(4) of ERISA that is not a plan described in 2.1 or 2.2 above?

(Please check one)  ☐  Yes  ☐  No

2.4  Is the Subscriber an insurance company general account?

(Please check one)  ☐  Yes  ☐  No

2.5  Is the Subscriber an entity such as an insurance company separate account, a bank collective trust fund or a hedge fund or other private investment vehicle, other than an insurance

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company general account, whose underlying assets include plan assets of an employee benefit plan or plan described in 2.1 or 2.2 above by reason of a plan’s investment in the entity?

(Please check one)  ☐  Yes  ☐  No

2.6  If the answer to either question 2.4 or 2.5 above is “yes,” the Subscriber represents, warrants and covenants that currently, and for as long as it is an investor in the Company, the maximum percentage of the Subscriber’s assets that could constitute Benefit Plan Investor assets under the ERISA Plan Asset Regulation or section 401(c) of ERISA will not exceed the percentage (in 10% increments) set forth below (please check one) (if nothing is checked, we will assume 100%):

0%	60%

10%	70%

20%	80%

30%	90%

40%	100%

50%

2.7  Is the Subscriber a participant-directed plan?

(Please check one)  ☐  Yes  ☐  No

(If the answer to sub-category 2.7 above is “Yes,” please contact the Advisor.)

3.  ERISA Controlling Person. Does the Subscriber, or any “affiliate” of the Subscriber, have discretionary authority or control with respect to the assets of the Company or provide investment advice for a fee (direct or indirect) with respect to the Company’s assets (an “ERISA Controlling Person”). For purposes of this ERISA Controlling Person representation, an “affiliate” is defined in paragraph (f)(3) of the ERISA Plan Asset Regulation as any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person. “Control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

☐  Yes

☐  No

If the Subscriber or any of their immediate family members is employed by any of the Company, the Advisor or their respective affiliates, the above “Yes” box for ERISA Controlling Person must be ticked.

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The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to or following an investment in the Company.

END OF PART C

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EXHIBIT A

TAX FORM (W-9 OR W-8)

☐	U.S. Subscriber: Will attach an executed, current version of a W-9 Form.

☐	Foreign Subscriber: Will attach an executed, current version of the applicable W-8 Form.

[To be provided separately]

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ANNEX I

PRIVACY POLICY

Effective May 2025

In this Privacy Policy, “TCW,” “we,” “us,”, and “our” refers collectively to The TCW Group, Inc. and its subsidiaries, affiliates, and funds, including but not limited to, TCW Investment Management Company LLC, TCW Asset Management Company LLC, Metropolitan West Asset Management, LLC, TCW PT Management Company LLC, TCW Asset Backed Finance Management Company LLC and Sepulveda Management LLC. References to the “Fund” refer to the particular investment fund(s) to which you are, or seek to be, admitted which are managed whether directly or indirectly by one or more investment manager, and references to the “General Partner” refer to the general partner or similarly placed entity of such Fund.

TCW recognizes the importance of keeping information about you secure and confidential. We do not sell or share your nonpublic personal and financial information with marketers or others outside our affiliated group of companies. We carefully manage information among our affiliated group of companies to safeguard your privacy.

The purpose of this Privacy Policy is to provide you with information about our use of Customer Data (as defined below) in accordance with applicable privacy and data protection laws.

WHAT YOU SHOULD KNOW

If you are in the U.S., we are providing this notice to you to comply with the requirements of Regulation S-P, “Privacy of Consumer Financial information,” issued by the United States Securities and Exchange Commission. This notice specifically addresses nonpublic personal and financial information collected from our customers for the purposes of investment.

If you are in the European Economic Area (“EEA”) and the United Kingdom (collectively, the “EU”), we are providing this notice to you to comply with the requirements of applicable laws, including the General Data Protection Regulation (the “GDPR”), the UK Data Protection Act 2018 and the GDPR as it forms part of the law of England, Wales, Scotland and Northern Ireland (the “UK GDPR”).

Your personal information may be subject to certain additional and/or supplemental privacy notices depending on your location and your relationship with TCW. If you are a TCW employee, a separate employee privacy notice has been provided to you. In addition, please review our online Privacy Policy, available at https://www.tcw.com/Privacy-Policy, for more information about how TCW collects, uses, and shares information from visitors to the TCW website.

OUR PRIVACY POLICY

We are committed to protecting the nonpublic personal and financial information of our customers and consumers who obtain or seek to obtain financial products or services primarily for personal, family or

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household purposes. We fulfill our commitment by establishing and implementing policies and systems to protect the security and confidentiality of this information.

In our offices, we limit access to nonpublic personal and financial information about you to those TCW personnel who need to know the information in order to provide products or services to you. We maintain physical, electronic, and procedural safeguards to protect your nonpublic personal and financial information; however, no method of transmission or electronic storage is completely secure, and we cannot guarantee absolute security.

CATEGORIES OF INFORMATION WE COLLECT

“Customer Data” means personal data that reasonably can be associated or linked to you or another customer as an individual person, and includes nonpublic personal and financial information, as well as personal data on yourself that you provide to us, as well as the personal data of individuals connected with you as an investor (for example, directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents). In our use of Customer Data, the Fund, the General Partner and the investment manager are each characterized as a “controller” under the GDPR and the UK GDPR. Except as otherwise described in this Privacy Policy, the affiliates and delegates of the Fund, the General Partner and the investment manager may act as “processors” of Customer Data.

If you are a natural person, this Privacy Policy will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with Customer Data on individuals connected to you for any reason in relation to your investment with us, this will be relevant for those individuals and you should transmit this document to those individuals or otherwise advise them of its content.

We collect and process the following forms of Customer Data:

◾

Identifiers such as your name, residential and/or business address, mailing address, email address, personal and/or business contact information, proof of address, driver’s license, tax identification number, social security (or national insurance or similar) number, and passport number and other government identification information and/or numbers.

◾	Commercial information, including tax information, bank account details, source of funds details and details related to your investment activity.

◾	Visual information, including your signature.

◾	Professional or employment-related information, including your job title, employer’s name, place of work, work history and income.

◾

Background information, including information needed for or revealed by know-your-customer, fraud, terrorist financing, sanctions and anti-money laundering checks, investor due diligence, accreditation and consents.

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Financial information and account history, including information about your assets, income, net worth, amounts and types of investment, profit and loss allocations, capital account balances, commitments, withdrawals, redemptions, subscriptions and contributions, account data, other investment participation information, fund transfer information, beneficiaries, positions, percentages of fund, share or option numbers and values, vesting information, investment

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history, and transaction and tax information.

◾	Inferences that we draw from Customer Data to create a profile about your preferences.

It is important that we maintain up to date records of key information about you. Please notify us of any significant changes in your personal circumstances as soon as they occur (e.g., change of name, address, contact information, etc.). From time to time, we may ask you to complete a new Customer Data form to ensure our records are up to date.

SOURCES OF CUSTOMER DATA

We collect Customer Data in various ways, including through:

◾

Your, or your employer’s, financial intermediary’s and/or designated representative’s correspondence, interactions and transactions with us, our affiliates, delegates or others, including by letter, email, telephone, our websites, and through information provided in subscription agreements, investor questionnaires, applications and other agreements or documents completed by you or on your behalf.

◾

Information from other public sources, including public news sources, corporate registries, government and other public databases, and professional social media sites, such as LinkedIn, and information we receive from consumer reporting agencies, our services providers or others we may engage in connection with conducting due diligence, know-your-customer, anti-money laundering and other checks required to be performed in relation to admitting new investors.

HOW AND ON WHAT BASIS DO WE USE CUSTOMER DATA?

We use Customer Data for a variety of reasonable and legitimate business purposes, including, but not limited to, where:

◾

It is necessary to enter into or for the performance of our rights and obligations under a contract with you or to take steps at your request prior to entering into a contract (e.g., to process your subscription agreement and/or the constitutional and operational documents of the Fund, provide information you have requested, create and administer your account, administer your investments, maintain registers and communicate with you about your investments).

◾

It is necessary for compliance with legal and regulatory obligations to which we are subject (such as compliance with know-your-customer, anti-money laundering and FATCA/CRS requirements) – this may involve collecting specific Customer Data about you where required by law and disclosing such information to applicable regulators, government bodies, tax and other authorities.

◾

It is necessary for our, our affiliates’, delegates’ and/or other third parties’ legitimate interests (and such interests are not overridden by your interests, fundamental rights or freedoms) or (if required by law) with your consent, including to operate and facilitate our business and services to you, undertake business management, planning, statistical analysis, market research and marketing (including email marketing) activities, administer and maintain our core records,

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protect our rights and interests, ensure the security of our assets, systems and networks, prevent, detect and investigate fraud, unlawful or criminal activities in relation to our services, and enforce our terms and conditions.

◾	It is necessary for the establishment, exercise or defense of legal claims.

Where we process Customer Data about you on the basis of your consent, you have the right to withdraw that consent at any time. If you decline to provide or withdraw your consent to our use of Customer Data about you and, under applicable law, we are relying on such consent as the legal basis for its processing, there are circumstances in which we will not be able to provide you with certain services or take particular action on your behalf.

Where we process Customer Data about you on the basis of our or a third party’s legitimate interests, we may do so for our or our affiliates’, delegates’ and/or other third parties’ everyday business purposes (such as to process your transactions, maintain your account(s)) or respond to court orders and legal investigations. To the extent permitted by law (including with your consent, where required), we may also process Customer Data about you to offer or market products or services to you (including by email), or permit authorized third parties to offer or market their services to you.

Should we wish to use Customer Data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you. We will not use Customer Data for any purposes inconsistent with this Privacy Policy without your permission.

You may be asked to provide some of the Customer Data referred to in this Privacy Policy for one or more of the purposes described above. If you fail to provide this Customer Data when requested, and the information is necessary for TCW to comply with its legal or contractual obligations under applicable law, we may not be able to meet the obligations placed on us. In all other cases, the provision of Customer Data is voluntary.

WITH WHOM DO WE SHARE CUSTOMER DATA?

We may share Customer Data to carry out and implement any and all purposes described above, and for the objects of the Fund, including:

◾

With our affiliates and delegates that may act as data processors, processors or service providers (the “Delegates”), which may use Customer Data, for example, to provide their services to us or to discharge the legal, regulatory, or self-regulatory requirements that apply directly to us or in respect of which we rely upon the Delegates provided that, such use of Customer Data by the Delegates will always be compatible with at least one of the aforementioned purposes for which we process Customer Data. The Delegates will not retain, use, sell or otherwise disclose Customer Data for any purpose other than the specific business purpose for which we have provided the information to the Delegate.

◾

With regulatory, self-regulatory, administrative, law enforcement agencies, or other oversight bodies in certain circumstances where we and/or our Delegates are obliged to share Customer Data and other information with respect to your interest in the Fund with the relevant regulatory authorities. They, in turn, may exchange this information with foreign authorities, including tax

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authorities.

◾	As authorized, for example, by subscription agreements or organizational documents of the Fund and as authorized by you or your designated representatives.

◾

As necessary for us to enter into or to perform a contract with you (e.g., to process your subscription agreement, provide information you have requested, create and administer your account, administer your investments, maintain registers and communicate with you about your investments).

◾	As necessary for our, or a third party’s, legitimate business interests, including with TCW as further described above.

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In connection with certain business transactions, with a third party that succeeds the investment manager or the General Partner in carrying on all or a part of our business or if the Fund is otherwise sold or transferred to a third party.

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As required by law, regulation, or self-regulatory requirement, including to comply with a subpoena or similar legal process, including when we believe in good faith that disclosure is legally required.

◾	As necessary for the establishment, exercise or defense of legal claims, or where otherwise necessary to protect the investment manager, the General Partner or the Fund’s rights and property.

CATEGORIES OF INFORMATION WE DISCLOSE TO NONAFFILIATED THIRD PARTIES

We may disclose your name, address and account and other identifying numbers, as well as information about your pending or past transactions and other personal financial information, to nonaffiliated third parties, for our everyday business purposes, such as those necessary to execute, process, service and confirm your securities transactions and mutual fund transactions, to administer and service your account and commingled investment vehicles in which you are invested, to market our products and services through joint marketing arrangements or to respond to court orders and legal investigations.

We may disclose nonpublic personal and financial information concerning you to law enforcement agencies, federal regulatory agencies, self-regulatory organizations or other nonaffiliated third parties, if required or requested to do so by a court order, judicial subpoena or regulatory inquiry.

We do not otherwise disclose your nonpublic personal and financial information to nonaffiliated third parties, except where we believe in good faith that disclosure is required or permitted by law. Because we do not disclose your nonpublic personal and financial information to nonaffiliated third parties, our Customer Privacy Policy does not contain opt-out provisions.

CATEGORIES OF INFORMATION WE DISCLOSE TO OUR AFFILIATED ENTITIES

◾

We may disclose your name, address and account and other identifying numbers, account balances, information about your pending or past transactions and other personal financial information to our affiliated entities for any purpose.

◾	We regularly disclose your name, address and account and other identifying numbers, account balances and information about your pending or past transactions to our affiliates to execute,

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process and confirm securities transactions or mutual fund transactions for you, to administer and service your account and commingled investment vehicles in which you are invested, to ensure compliance with applicable laws and regulations, or to market our products and services to you.

INFORMATION ABOUT FORMER CUSTOMERS

We do not disclose nonpublic personal and financial information about former customers to nonaffiliated third parties unless required or requested to do so by a court order, judicial subpoena or regulatory inquiry, or otherwise where we believe in good faith that disclosure is required or permitted by law.

INTERNATIONAL DATA TRANSFERS

Because the internet and our operations are global, Customer Data may be transferred to, processed in, and held in countries (including the United States) other than the one in which you reside. The EEA and the UK do not consider the United States and many other countries to provide essentially equivalent privacy protections. Such transfers are a necessary part of the services that we provide.

We will ensure application of the same standards of privacy protection as set out in this Privacy Policy regardless of the international transfer or processing of Customer Data. To the extent required by, and in accordance with, applicable data protection laws, we rely on appropriate or suitable safeguards in respect of international transfers of Customer Data, including:

◾	Using standard contractual clauses approved by relevant authorities as ensuring adequate safeguards.

◾	Obtaining your consent to transfer Customer Data about you after first informing you about the possible risks of such a transfer.

◾

When the transfer is necessary for the performance of a contract between you and us, or if the transfer is necessary for the performance of a contract between us and a third party, and the contract was entered into in your interest.

◾	When the transfer is necessary to establish, exercise or defend legal claims.

HOW LONG DO WE RETAIN CUSTOMER DATA?

We retain Customer Data only for as long as is necessary for the purposes set out in this Privacy Policy, subject to your rights, under certain circumstances, to have your Customer Data erased. When deciding how long to retain Customer Data, we take into account our legal and regulatory obligations, the amount, nature and sensitivity of the Customer Data, the potential risk of harm from unauthorized use or disclosure of Customer Data, the purposes for which we process Customer Data and whether we can achieve those purposes through other means. We may also retain Customer Data to investigate or defend against potential legal claims in accordance with the limitation periods of countries where legal action may be brought.

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INDIVIDUAL RIGHTS

Individuals in the EEA and the UK, and individuals in other jurisdictions whose Customer Data is subject to the GDPR and/or the UK GDPR, have certain rights in relation to their Customer Data. Subject to certain limitations, these rights include the right for individuals to: (i) request access to and rectification or erasure of their Customer Data; (ii) restrict or object to the processing of their Customer Data; and (iii) obtain a copy of their Customer Data in a portable format. Individuals may also have the right to lodge a complaint about the processing of Customer Data with a data protection or supervisory authority.

QUESTIONS

Should you have any questions about our Customer Privacy Policy, please contact us by email or by regular mail at the address at the end of this policy.

Individuals in some U.S. jurisdictions, including California, have certain data subject rights. These rights vary, but they may include the right to: (i) request access to and rectification or erasure of their personal data; (ii) restrict or object to the processing of their personal data; and (iii) obtain a copy of their personal data in a portable format. Individuals may also have the right to lodge a complaint about the processing of personal data with a data protection authority. If you wish to exercise any of these rights please contact us by email or by regular mail at the address at the end of this policy.

REMINDER ABOUT TCW’S FINANCIAL PRODUCTS

Financial products offered by The TCW Group, Inc. and its subsidiaries, affiliates, and funds:

◾	Are not guaranteed by a bank;

◾	Are not obligations of The TCW Group, Inc. or of its subsidiaries, affiliates, and funds;

◾	Are not insured by the Federal Deposit Insurance Corporation; and

◾	Are subject to investment risks, including possible loss of the principal amount committed or invested, and earnings thereon.

Attention: Privacy Officer | 515 South Flower Street | Los Angeles, CA 90071 | email: privacy@tcw.com

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ANNEX II

RULE 506(D) EVENTS

(i)	Conviction, within the ten-year period ending on the date hereof, of any felony or misdemeanor:

(A)	in connection with the purchase or sale of any security;

(B)	involving the making of any false filing with the SEC; or

(C)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(ii)

Any order, judgment or decree of any court of competent jurisdiction, entered within the five-year period ending on the date hereof, that, at this date, restrains or enjoins the Subscriber from engaging or continuing to engage in any conduct or practice:

(A)	in connection with the purchase or sale of any security;

(B)	involving the making of any false filing with the SEC; or

(C)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

(iii)

A final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission (the “CFTC”); or the National Credit Union Administration that:

(A)	on the date of this letter, bars the Subscriber from:

1.	association with an entity regulated by such commission, authority, agency or officer;

2.	engaging in the business of securities, insurance or banking; or

3.	engaging in savings association or credit union activities;

(B)	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the ten-year period ending on the date hereof.

(iv)	An order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or (f) of the Advisers Act that, as of the date hereof:

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(A)	suspends or revokes the Subscriber’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)	places limitations on the activities, functions or operations of the Subscriber; or

(C)	bars the Subscriber from being associated with any entity or from participating in the offering of any penny stock.

(v)

Any order of the SEC entered within the five-year period ending on the date hereof that, as of the date hereof, orders the Subscriber to cease and desist from committing or causing a violation or future violation of:

(A)

any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act, section 10(b) of the Exchange Act and rule 10b-5 thereunder, section 15(c)(1) of the Exchange Act and section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or

(B)	section 5 of the Securities Act.

(vi)

Suspension or expulsion from membership in, or suspension or bar from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii)

Filing (as a registrant or issuer), or being or being named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the five-year period ending on the date hereof, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii)

A United States Postal Service false representation order entered within the five-year period ending on the date hereof, or, as of the date hereof, a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

If the Subscriber has been subject to such an event but, prior to the date hereof, (i) the court or regulatory authority that entered the relevant order, judgment or decree has advised in writing (whether contained in the relevant judgment, order or decree or separately to the SEC or its staff) that disqualification under paragraph (d)(1) of Rule 506 under the Securities Act should not arise as a consequence of such order, judgment or decree or (ii) the SEC has issued an exemption from paragraph (d)(1) of Rule 506 with respect to such event, a copy of such order, judgment, decree or exemption is attached to this certificate.

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ANNEX III

ELECTRONIC COMMUNICATION AND SIGNATURE AUTHORIZATION

By acknowledging your consent below (and as long as you provide us with an electronic mail address) you consent to any and all authorized contacts receiving electronic communications and understand that no paper copy will follow by mail. You agree that the authorized contacts listed in the Subscription Agreement (and any others you may subsequently identify) are specified as your agents for the limited purpose of receiving, on your behalf, any electronic delivery including, but not limited to, account statements, performance reports, privacy notices, investment adviser brochures (Form ADV), disclosure documents and any other information delivered or provided (i) by the Company, the Advisor or any of their Affiliates (collectively, “TCW”) in connection with the investment advisory services that TCW provides to investors and (ii) by any other agent of TCW.

You further agree to notify TCW promptly in writing of any change to an e-mail or any other electronic delivery address specified above or otherwise agreed between you and TCW. Until we have received notice of a change, we may continue to send information to the previous e-mail or other electronic address, and any such information will be deemed to have been delivered, whether or not it is actually received. Additionally, you acknowledge and agree by acknowledging your consent below that a successful transmission report received by TCW will constitute delivery of any communication. At your request, we will send you paper copies of any information we make available in electronic form. You may request paper copies by contacting the Company at PrivateFunds@tcw.com. You agree, however, that neither your request for, nor our deliver of, a paper copy will imply that the previous electronic delivery of the information did not constitute good and effective delivery.

Although TCW will take all appropriate measures to protect the confidentiality of any information transmitted through e-mail, please be advised that the facility to encrypt e-mail messages is not available. Furthermore, the internet is not a secure environment and the use of Internet e-mail carries with it a number of inherent risks. As a result, we cannot guarantee that e- mail will be delivered within a reasonable time or at all; that e-mail comes from the purported sender; that e-mail is not intercepted by unauthorized or unintended third parties; that the content of the e-mail is unaltered from the time of transmission and therefore we cannot guarantee the accuracy or completeness of the information; or that the e-mail sent by us will be free from viruses.

You are responsible for having any necessary hardware, software or other technology to access electronic communication. By acknowledging your consent below you acknowledge and agree that you are aware of and accept the risks associated with internet e-mail and that the Company’s agents, TCW, their respective Affiliates and each of their respective partners, employees and agents will have no liability, contingent or otherwise, to you or any third party arising from or in any way related to the use of electronic communication.

Please note that we cannot accept instructions of any kind, including notices of capital contributions, sent through email.

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The documents and other information delivered electronically may be formatted in Adobe Acrobat’s portable document format (“PDF”), or other file formats we deem appropriate.

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ANNEX IV

DEFINITIONS15

The term “Investments” means:

1.   Included Assets:

1.1  Securities,16 except securities of an issuer that controls,17 is controlled by or is under common control with the proposed Accredited Investor, that owns such securities, unless the issuer of such securities is (a) an investment company registered under the Investment Company Act, a company that would be an investment company but for the exclusions provided by sections 3(c)(1) through 3(c)(9) of the Investment Company Act (including a broker-dealer, bank or finance company) or exempt under Rule 3a-6 (foreign banks/insurance companies) or 3a- 7 (certain structured finance vehicles) of the Investment Company Act; (b) a commodity pool; (c) a public company that files reports pursuant to Section 13 or 15(d) of the Exchange Act or is listed on a designated offshore securities market18; or (d) a private company that has shareholders equity in excess of $50,000,000 as reflected in its most recent financial statement (which shall be as of a date within sixteen (16) months from the date of the proposed Accredited Investor’s investment in the Company), determined using generally accepted accounting procedures;

1.2  Real estate held for investment purposes;

15 NTD: Subject to review by D&P Reg team. [Note to Vadim: Please let us know if you know of a precedent set of definitions for an AI-only fund. If not, we thought we should run these definitions by the reg team to make sure we capture any necessary edits.

[16]

“Security” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein based on the value thereof) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

[17]

“Control” is defined in Section 2(a)(9) of the Investment Company Act as “the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.” Direct or indirect ownership of 25% of a company is presumed control.

[18]

“Designated offshore securities market” means the Eurobond market, as regulated by the Association of International Bond Dealers; the Amsterdam Stock Exchange; the Australian Stock Exchange Limited; the Bermuda Stock Exchange; the Bourse de Bruxelles; the Copenhagen Stock Exchange; the European Association of Securities Dealers Automated Quotation; the Frankfurt Stock Exchange; the Helsinki Stock Exchange; The Stock Exchange of Hong Kong Limited; the Irish Stock Exchange; the Istanbul Stock Exchange; the Johnannesburg Stock Exchange; the London Stock Exchange; the Bourse de Luxembourg; the Mexico Stock Exchange; the Borsa Valori di Milan; the Montreal Stock Exchange; the Oslo Stock Exchange; the Bourse de Paris; the Stock Exchange of Singapore; the Stockholm Stock Exchange; the Tokyo Stock Exchange; the Toronto Stock Exchange; the Vancouver Stock Exchange; the Warsaw Stock Exchange and the Zurich Stock Exchange, and any other foreign stock exchange designated by the Securities and Exchange Commission under Regulation S of the Securities Act.

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1.3  Commodity interests or physical commodities held for investment purposes, including commodity futures contracts, options on such futures contracts and options on physical commodities traded on or subject to the rules of any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder, or board of trade or exchange outside the U.S., as contemplated in Part 30 of the rules under the Commodity Exchange Act;

1.4  Financial Contracts as defined in Section 3(c)(ii)(B)(2) of the Investment Company Act entered into for investment purposes, to the extent such contracts are not securities.

1.5  Cash and cash equivalents held for investment purposes such as bank CDs and demand deposits, money market investments, and net cash surrender value of insurance policies;

1.6  With respect to investments in the Company to be made by companies exempt from registration pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act and commodity pools, binding capital commitments to acquire an interest in, or make capital contributions to, the Subscriber, may be included as Investments owned;

1.7  With respect to natural persons, the value of investments held in IRA, 401K and similar retirement plans for the benefit of, and for which investments are directed by, such persons may be included as Investments; and

1.8  Companies can count Investments held by majority-owned subsidiaries (corporate or otherwise), a parent company of which the subscribing company is a majority-owned subsidiary and other majority-owned subsidiaries of such parent company, regardless of whether the parent or such a subsidiary company is the proposed Accredited Investor.

2.   Excluded Assets:

2.1  Real estate used for “personal use,”19 as a place of business or in connection with a trade or business by the Subscriber or a “Related Person.”20 Property that has been used by the Subscriber or a Related Person as a place of business or in connection with the conduct of a trade or business is also not an “investment,” unless the Subscriber is primarily engaged in the real estate investment and development business;

2.2  Controlled companies other than as described in 1.1(a)-(d) above;

2.3  Cash that is not held for investment;

19. Residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

[20] A

“Related Person” is any person who is a sibling, spouse or former spouse or any direct lineal descendant or ancestor by birth or adoption of the Subscriber or a spouse of such descendant or ancestor; provided that, with respect to a Family Company (as defined in paragraph (A)(ii) of Section 2(a)(51) of the Investment Company Act), a Related Person includes any owner of the Family Company and any person who is a Related Person of such owner.

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2.4  Commodities held and financial contracts entered into as part of a trade or business, unless the Subscriber is primarily engaged in the business of investing in or trading commodity interests, physical commodities or financial contracts; and

2.5  Jewelry, art work, antiques and other collectibles.

3.   Valuation of “Investments”:

3.1  Investments are valued at cost or fair market value on the most recent practicable date, less outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments;

3.2  Family Companies must deduct indebtedness incurred by the Company or any of its owners to acquire Investments held by the Family Company; and

3.3  For commodities, valuation is based on the initial margin or option premium deposited with the futures commission merchant. Swap agreements and similar financial contracts are valued at fair market value or cost (not notional amount).

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ANNEX V

ADDITIONAL COMMITMENT FORM

TCW Steel City Senior Lending BDC

c/o TCW PT Management Company LLC

515 South Flower Street

Los Angeles, CA 90071

Dear Sir/Madam:

The undersigned hereby wishes to increase its capital commitment (the “Additional Commitment”) to TCW Steel City Senior Lending BDC (the “Company”).

The amount of the Additional Commitment applied for is $                            .

The undersigned acknowledges and agrees: (i) that the undersigned is making the Additional Commitment on the terms and conditions contained in the subscription agreement, dated  , 20 , previously executed by the undersigned and accepted by the Advisor and the Company, as the same may be updated or modified from time to time (the “Subscription Agreement”); (ii) that the representations, warranties and covenants of the undersigned contained in the Subscription Agreement, including all schedules and annexes thereto, are true and correct in all material respects as of the date set forth below; (iii) that the information provided on the Subscriber Questionnaire is correct as of the date set forth below; and (iv) that the background information provided to the Company pursuant to Part A of the Subscriber Questionnaire is true and correct in all material respects as of the date set forth below.

THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY PROMPTLY IN WRITING SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Dated         , 20

Name of Entity (Please type or print)

By:

  Signature

Name of Authorized Signatory (Please type or print)

Title of Authorized Signatory (Please type or print)

Please return all executed forms to your TCW Marketing or Client Service representative.

Confidential & Trade Secret

Annex V-1

ANNEX V TO SUBSCRIPTION AGREEMENT

FOR INTERNAL USE ONLY

To be completed by TCW PT MANAGEMENT COMPANY LLC

ADDITIONAL COMMITMENT ACCEPTED AS TO

$

TCW PT Management Company LLC	TCW Steel City Senior Lending BDC

By: TCW PT Management Company LLC, its advisor

By:	By:
Name: Title:	Name: Title:

Dated       , 20

Confidential & Trade Secret

Annex V-2

ANNEX V TO SUBSCRIPTION AGREEMENT

ANNEX VI

TRANSFER RESTRICTIONS

This Annex VI is attached to and made a part of the Subscription Agreement with the Subscriber, and by signing this Subscription Agreement the Subscriber expressly agrees to be bound by the transfer restrictions contained in this Annex VI. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

The Subscriber may not Transfer its Capital Commitment without the prior written consent of the Advisor, which the Advisor may grant or withhold in its sole discretion.

Transfers if Class I Shares may be made (i) only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and (ii) upon receipt of approval of such Transfer by the Advisor, which may be granted or withheld in the sole discretion of the Advisor. Specifically, the Advisor may deny a Transfer (x) if the creditworthiness of the proposed transferee, as determined by the Advisor in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel satisfactory in form and substance to the Advisor:

such Transfer has been registered under the Securities Act in a transaction exempt from or not subject to the registration requirements thereunder, an exemption from registration is available or such sale or disposition is made in accordance with the provisions of Regulation S under the Securities Act and such Transfer does not violate any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Class I Shares to be Transferred;

in the case of a Transfer to a “benefit plan investor” (as defined in Section 3(42) of ERISA), such Transfer would not be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code; and

such transfer would not cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code.

Any person that acquires all or any portion of the Class I Shares of the Subscriber in a Transfer permitted under this Annex VI shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Class I Shares, as between it and the Company, it shall remain liable for its Capital Commitment prior to the time, if any, when the purchaser, assignee or transferee of such Class I Shares, or fraction thereof, becomes a holder of such Class I Shares.

The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Class I Shares and shall be entitled to treat the transferor of Class I Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to such transferor, unless the Advisor shall have given its prior written

Confidential & Trade Secret

Annex VI-1

ANNEX VI TO SUBSCRIPTION AGREEMENT

consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Advisor, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (1) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (2) represents that such Transfer was made in accordance with this Subscription Agreement, the Company Documents and all applicable laws and regulations applicable to the transferee and the transferor.

Confidential & Trade Secret

Annex VI-2

ANNEX VI TO SUBSCRIPTION AGREEMENT

SUBSCRIBER’S SIGNATURE PAGE

By signing below the Subscriber certifies that the Subscriber has received the Subscription Agreement and fully consents to its terms. The Subscriber further certifies that to the best of Subscriber’s knowledge, and belief, the information in the Subscriber Questionnaire is correct and complete. The Subscriber will promptly notify the Advisor of any change in the information set forth in Subscriber Questionnaire after Subscriber becomes aware of any such change

SUBSCRIBER:

Name of Subscriber

Signature:

Print Name:

Date:

[The rest of this page has been intentionally left blank.]

SUBSCRIBER’S SIGNATURE PAGE

ADVISOR SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT OF TCW STEEL

CITY SENIOR LENDING BDC

[INVESTORS DO NOT SIGN THIS PAGE]

ACCEPTED AND AGREED

this day of ,

$ *
Amount Accepted
(*only completed if less than amount stated on Subscriber’s signature page)

TCW STEEL CITY SENIOR LENDING BDC

By: TCW PT Management Company LLC, its advisor

By:

Name:
Title: Authorized Signatory

By:

Name:
Title: Authorized Signatory

ADVISOR SIGNATURE PAGE